UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NOBLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS
GENERAL
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
POLICIES AND PROCEDURES RELATING TO TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments on Termination or Change of Control
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
Report of the Audit Committee
OTHER MATTERS
ANNEX A

NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS
To Be Held On May 1, 2008
To the Members of
Noble Corporation:
          The annual general meeting of members of Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), will be held on Thursday, May 1, 2008, at 10:00 a.m., local time, at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas, for the following purposes:
1.	To elect two directors to the class of directors whose three-year term will expire in 2011;

2.	To approve the appointment of PricewaterhouseCoopers LLP as independent auditors for 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
          The Board of Directors has fixed the close of business on March 6, 2008 as the record date for the determination of members entitled to notice of and to vote at the annual general meeting or any adjournment thereof. Only holders of record of ordinary shares of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such members will be available for examination at the offices of the Company in Sugar Land, Texas during normal business hours for a period of 10 days prior to the meeting.
          A record of the Company’s activities during 2007 and financial statements for the year ended December 31, 2007 are contained in the accompanying 2007 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.
          Your vote is important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by telephone, via the Internet or by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a member who has submitted a proxy attends the meeting in person, such member may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Julie J. Robertson
Secretary
Sugar Land, Texas
March 24, 2008

NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
PROXY STATEMENT
For Annual General Meeting of Members
To Be Held on May 1, 2008
GENERAL
          This proxy statement is furnished to members of Noble Corporation (the “Company”) in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of members to be held on Thursday, May 1, 2008, at 10:00 a.m., local time, at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas, and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 26, 2008.
Proxies and Voting Instructions
          If you hold ordinary shares, par value $.10 per share, of the Company (“Ordinary Shares”) in your name, you can submit your proxy in any of the following three convenient voting methods. Please have your proxy card available when voting via either the telephone or Internet. You will be prompted to provide your unique “Control Number” for security purposes. This number will be provided on your proxy card.
•	Telephone – Call toll free 1-866-628-8859 (24 hours a day, seven days a week) and follow the instructions given. Telephone voting will be available until 5:00 p.m., Eastern Time, on Wednesday, April 30, 2008.

•	Internet – Vote on the Internet at www.proxyonline.com and follow the on-screen instructions. This method of submitting your proxy will be available until 5:00 p.m., Eastern Time, on Wednesday, April 30, 2008.

•	Proxy Card – Complete, sign and date your proxy card and mail it in the postage-paid envelope provided. Proxy cards must be received by us before voting begins at the annual general meeting.
          If you hold Ordinary Shares through someone else, such as a bank, broker or other nominee, you may get material from them asking you how you want to vote your shares. You should check to see if they offer telephone or Internet voting.
          You may revoke your proxy at any time prior to its exercise by:
•	Giving written notice of the revocation to our corporate secretary;

•	Appearing and voting in person at the annual general meeting; or

•	Properly submitting a later-dated proxy by telephone, via the Internet or by delivering a later-dated proxy card to our corporate secretary.
          If you attend the annual general meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold

Ordinary Shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.
          If you were a participant in the Noble Drilling Corporation 401(k) Savings Plan on the record date for the meeting, you should receive a voting instruction card. You can provide instructions to the plan trustee as to how to vote Ordinary Shares held in the plan by calling the telephone number or visiting the Internet site as set forth above, or by completing, signing, dating and mailing the voting instruction card in the postage-paid envelope.
Voting Procedures and Tabulation
          The Company will appoint one or more inspectors of election to act at the annual general meeting and to make a written report thereof. Prior to the annual general meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of Ordinary Shares outstanding and the voting power of each, determine the Ordinary Shares represented at the annual general meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.
          Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual general meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.
          With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors.
          With regard to the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for 2008, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.
VOTING SECURITIES
          Our only outstanding voting securities are the Ordinary Shares. Only holders of record of Ordinary Shares at the close of business on March 6, 2008, the record date for the annual general meeting, are entitled to notice of and to vote at the annual general meeting. On the record date for the annual general meeting, there were 268,635,604 Ordinary Shares outstanding and entitled to be voted at the annual general meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each Ordinary Share is entitled to one vote. Under Cayman Islands law, the holders of the Ordinary Shares do not have appraisal rights with respect to matters to be voted upon at the annual general meeting.
          All Ordinary Share and per share data (including share prices) presented in this proxy statement give effect to, and have been adjusted (if necessary) to reflect, the Company’s two-for-one stock split effected in August 2007.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
MEETING OF MEMBERS TO BE HELD ON MAY 1, 2008
          This proxy statement, the 2007 Annual Report, the notice of annual general meeting of members and the form of proxy card are available at www.noblecorp.com/2008proxymaterials. Directions to attend the annual general meeting in person may also be obtained at www.noblecorp.com/2008proxymaterials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
          The following table sets forth as of December 31, 2007 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding Ordinary Shares.

	Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
FMR LLC (1)	19,376,682	7.2%
82 Devonshire Street Boston, Massachusetts 02109

Barclays Global Investors, NA (2)	15,703,795	5.84%
45 Fremont Street San Francisco, California 94105

(1)	Based on a Schedule 13G (Amendment No. 12) filed by FMR LLC with the United States Securities and Exchange Commission (the “SEC”) on February 14, 2008. The filing is made jointly with Edward C. Johnson 3d and Fidelity Management & Research Company. FMR LLC reports sole investment power with respect to all such Ordinary Shares and sole voting power with respect to 2,490,582 Ordinary Shares.

(2)	Based on a Schedule 13G filed with the SEC on February 6, 2008 by Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors (“BG Fund”), Barclays Global Investors, LTD (“BGI LTD”), Barclays Global Investors Japan Trust and Banking Company Limited (“BGI Trust”), Barclays Global Investors Japan Limited (“BGI Japan”), Barclays Global Investors Canada Limited (“BGI Canada”), Barclays Global Investors Australia Limited (“BGI Australia”), and Barclays Global Investors (Deutschland) AG (“BGI Germany”). Barclays reports sole voting power with respect to 8,742,637 Ordinary Shares and sole dispositive power with respect to 10,422,739 Ordinary Shares; BG Fund reports sole voting and dispositive power with respect to 2,894,892 Ordinary Shares; BGI LTD reports sole voting power with respect to 1,426,636 Ordinary Shares and sole dispositive power with respect to 1,607,743 Ordinary Shares; BGI Japan reports sole voting and dispositive power with respect to 621,694 Ordinary Shares; and BGI Canada reports sole voting and dispositive power with respect to 156,727 Ordinary Shares. Each of BGI Trust, BGI Australia and BGI Germany reported no beneficial ownership. The address for BG Fund is 45 Fremont Street, San Francisco, California 94105; the address for BGI LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England; the address for BGI Trust and BGI Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-0012, Japan; the address for BGI Canada is Brookfield Place 161 Bay Street, Suite 2500, Toronto, Canada, Ontario M5J 2S1; the address for BGI Australia is Level 43, Grosvenor Place, 225 George Street, Sydney Australia NSW 1220; and the address for BGI Germany is Apianstrasse 6, D-85774 Unterfohring, Germany.

ELECTION OF DIRECTORS
          Our memorandum and articles of association provide for three classes of directors, with approximately one-third of the directors constituting our Board being elected each year to serve a three-year term. There are three directors comprising the class whose term expires at the 2008 annual general meeting: Lawrence J. Chazen, Mary P. Ricciardello and William A. Sears.
          Mr. Sears will retire at the 2008 annual general meeting pursuant to the Company’s mandatory retirement age provision for directors. In accordance with the Company’s articles of association, our Board has determined to reduce the number of directors comprising our Board from nine to eight effective immediately after such retirement. The nominating and corporate governance committee of our Board has approved, and our Board has unanimously nominated, Mr. Chazen and Ms. Ricciardello for re-election as directors of the Company to serve three-year terms expiring in 2011.
          The directors nominated for election this year will be elected by a plurality of the Ordinary Shares present in person or represented by proxy at the annual general meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by our Board, except where authorization so to vote is withheld. Our Board unanimously recommends that members vote FOR the election of its nominees for director.
          Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2008 annual general meeting, is presented below.
Nominees For Directors

Lawrence J. Chazen,
age 67, director since 1994	Mr. Chazen has served since 1977 as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment adviser engaged in providing financial advisory services.

Mary P. Ricciardello,
age 52, director since 2003	Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is also a director of U.S. Concrete, Inc. and Devon Energy Corporation.
Class Whose Term Expires In 2009

Julie H. Edwards,
age 49, director since 2006	Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President – Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston since 2000. She joined Frontier Oil in 1991 as Vice President – Secretary and Treasurer after serving as Vice President of Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since leaving her position with Southern Union. Ms. Edwards is also a director of the NATCO Group, Inc and ONEOK, Inc.

Marc E. Leland,
age 69, director since 1994	Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services.

David W. Williams,
age 50, director since January 2, 2008	Mr. Williams has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 2, 2008. Mr. Williams served as Senior Vice President – Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President – Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to January 2, 2008. Prior to September 2006, Mr. Williams served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor.
Class Whose Term Expires In 2010

Michael A. Cawley,
age 60, director since 1985	Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation (the “Noble Foundation”), since February 1992, after serving as Executive Vice President of the Noble Foundation since January 1991. Mr. Cawley has served as a trustee of the Noble Foundation since 1988. The Noble Foundation is a not-for-profit corporation, and it is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected nonprofit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as of counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley is also a director of Noble Energy, Inc.

Luke R. Corbett,
age 61, director since 2001	Mr. Corbett has served as a director of Anadarko Petroleum Corporation since August 2006. Anadarko engages in the exploration, development, production, and marketing of natural gas, crude oil, condensate, and natural gas liquids primarily in the United States. Mr. Corbett served as Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation from May 1999 until his retirement in August 2006, and also from February 1997 to February 1999. Between February 1999 and May 1999, he served as Chief Executive Officer of Kerr-McGee, and from 1995 to 1997, he served as President and Chief Operating Officer of Kerr-McGee. Kerr-McGee, an Oklahoma City-based oil and natural gas exploration and production company, was acquired by Anadarko Petroleum Corporation in August 2006. Mr. Corbett served as a director of Kerr-McGee from 1995 to August 2006 and he currently serves as a director of OGE Energy Corp.

Jack E. Little,
age 69, director since 2000	Mr. Little served as President and Chief Executive Officer of Shell Oil Company, and a member of the Board of Directors and Chairman and Chief Executive Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999. Shell Oil Company and its subsidiaries, with extensive operations in the United States, explore, develop, produce, purchase, transport and market crude oil and natural gas; they also purchase, manufacture, transport and market oil and chemical products and provide technical and business services.

          None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments during the past five years is a parent, subsidiary or other affiliate of the Company.
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
Board Independence
          Our Board has determined that each of Mr. Chazen, Ms. Ricciardello, Ms. Edwards, Mr. Leland, Mr. Cawley, Mr. Corbett and Mr. Little qualifies as an “independent” director under the New York Stock Exchange (“NYSE”) corporate governance rules and that each member of the audit committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”). These seven independent, non-management directors comprise in full the membership of each committee described below under “Board Committees and Meetings.”
          To be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s corporate governance guidelines provide that a director will not be independent if, within the preceding three years,
•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.
          The following will not be considered by our Board to be a material relationship that would impair a director’s independence. If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company
•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.
          For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of our website at www.noblecorp.com.
          In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Little currently serves as lead director.
Board Committees and Meetings
          The Company has standing audit, compensation, nominating and corporate governance, and finance committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any member who requests them.
          The current members of the committees, number of meetings held by each committee during 2007, and a description of the functions performed by each committee are set forth below:
     Audit Committee (20 meetings). The current members of the audit committee are Mary P. Ricciardello, Chair, Lawrence J. Chazen, Julie H. Edwards and Jack E. Little. Each member attended all meetings of the audit committee held in 2007, except Ms. Edwards, who did not attend one meeting, and Mr. Little, who did not attend one meeting conducted by means of telephonic communication. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish an annual report for inclusion in this proxy statement, and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors; and performance of the Company’s independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello and Ms. Edwards are each an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2007 begins on page 46 of this proxy statement.
     Compensation Committee (eight meetings). The current members of the compensation committee are Michael A. Cawley, Chair, Luke R. Corbett and Marc E. Leland. Each member attended all meetings of the compensation committee held in 2007, except Mr. Corbett, who was appointed a member of the committee on September 20, 2007. Mr. Corbett attended all the compensation committee meetings that were held during the period in 2007 for which he has been a committee member. The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans, and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its annual general meeting of members. The compensation committee’s report relating to 2007 appears on page 25 of this proxy statement.
     Nominating and Corporate Governance Committee (six meetings). The current members of the nominating and corporate governance committee are Jack E. Little, Chair, Michael A. Cawley, Lawrence J. Chazen, Luke R. Corbett, Julie H. Edwards, Marc E. Leland and Mary P. Ricciardello. Each member attended all meetings of the nominating and corporate governance committee held in 2007, except Ms. Edwards who did not attend one meeting. The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer and executive management are evaluated.
     Members entitled to vote for the election of directors may recommend candidates for nomination in accordance with the policy and procedures set forth in article 57 of the Company’s articles of association. Recommended nominees must satisfy the age qualifications set forth in article 54 of the Company’s articles of association. A copy of articles 54 and 57 is included in Annex A attached to this proxy statement. The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee endeavors to have a Board representing diverse experience in policy-making positions in areas that are relevant to the Company’s lines of business and areas of operations worldwide.
     The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, members of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest, and independence from management and the Company. Candidates recommended by a member are evaluated in the same manner as are other candidates. We did not receive any recommendations from members of the Company for director nominees for the 2008 annual general meeting.
     Finance Committee (four meetings). The current members of the finance committee are Luke R. Corbett, Chair, Michael A. Cawley, Lawrence J. Chazen, Julie H. Edwards, Marc E. Leland, Jack E. Little, Mary P. Ricciardello and William A. Sears. Each of the members attended all meetings of the finance committee held in 2007, except Ms. Edwards who did not attend one meeting. The primary responsibility of the finance committee is to assist our Board in fulfilling its oversight function with respect to our financial affairs and policies, including capital requirements and structure, share repurchase programs, dividend policy, and long-range financial strategic planning.
          Under the Company’s policy on director attendance at annual general meetings of members, all directors are expected to attend each annual general meeting, and any director who should become unable to attend the 2008 annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the 2008 annual general meeting. In 2007, all directors attended the annual general meeting of members.
          In 2007, our Board held six meetings. All directors attended all the 2007 Board meetings, except Mr. Corbett and Ms. Edwards who each did not attend one meeting.
Member Communications with Directors
          Our Board has approved the following process for members and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the member, other security holder or interested party can:
•	mail Noble Corporation, Attention: Corporate Secretary, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478;

•	e-mail nobleboard@noblecorp.com; or

•	telephone the NobleLine (toll-free and anonymous, available 24 hours a day, seven days a week) at 877-285-4162.
          All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s director of internal audit and/or general counsel. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. A summary of the incoming contact and the manager’s response is reported to our Board. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.
Director Education
          We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our memorandum and articles of association; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; our code of business conduct and ethics; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Company paradigms that govern how we conduct our business; and our safety policy and quality policy and objectives.
POLICIES AND PROCEDURES RELATING TO
TRANSACTIONS WITH RELATED PERSONS
          Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual, the procedures described below with respect to director and officer questionnaires, and the other procedures described below.
          Our code of business conduct and ethics provides that conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. The Company’s Board and its senior management review all reported relationships and transactions in which the Company and any director, officer or family member of a director or officer are participants to determine whether an actual or potential conflict of interest exists. Our Board may approve or ratify any such relationship or transaction if our Board determines that such relationship or transaction is in the best interests (or not inconsistent with the best interests) of the Company and its members. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when
•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.
In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when
•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•	an employee or consultant serves as an officer, a director, or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries without specific authority from our Board;

•	an employee or consultant or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer, without specific authority from our Board; or

•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.
          Each year we require all our directors, nominees for director and Company officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report.
          In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report.

SECURITY OWNERSHIP OF MANAGEMENT
          The following table sets forth as of December 31, 2007 the beneficial ownership of Ordinary Shares by each of our directors, each “named executive officer” listed in the Summary Compensation Table appearing on page 26 of this proxy statement, and all our directors and named executive officers as a group.

	Ordinary Shares
	Beneficially Owned (1)
	Number of		Percent of
Name	Shares		Class (2)
Directors
Michael A. Cawley	1,862,773	(3)(4)	0.7%
Lawrence J. Chazen	77,994	(3)	—
Luke R. Corbett	82,478	(3)	—
Julie H. Edwards	34,790	(3)	—
Marc E. Leland	141,772	(3)	0.1%
Jack E. Little	117,675	(3)	—
Mary P. Ricciardello	53,718	(3)	—
William A. Sears	166,619	(3)	0.1%
David W. Williams	229,736	(3)	0.1%
Named Executive Officers (excluding any Director above) and Group
Julie J. Robertson	1,019,326	(3)	0.4%
Thomas L. Mitchell	169,339	(3)	0.1%
Robert D. Campbell	100,457	(3)	—
James C. Day	2,579,376	(3)(4)(5)	1.0%
Mark A. Jackson	227,452	(3)(6)	0.1%
All directors and named executive officers as a group (14 persons)	5,114,227	(7)	1.9%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)	The percent of class shown is less than one-tenth of one percent unless otherwise indicated.

(3)	Includes shares attributable to Ordinary Shares not outstanding but subject to options exercisable at December 31, 2007 or within 60 days thereafter, as follows: Mr. Cawley – 84,000 shares; Mr. Chazen – 48,000 shares; Mr. Corbett – 58,000 shares; Ms. Edwards – 20,000 shares; Mr. Leland – 77,000 shares; Mr. Little – 83,000 shares; Ms. Ricciardello – 28,000 shares; Mr. Sears – 97,000 shares; Mr. Williams – 42,486 shares; Ms. Robertson – 634,124 shares; Mr. Mitchell – 32,768 shares; Mr. Campbell – 5,398 shares; Mr. Day – 390,352 shares; and Mr. Jackson – 161,222 shares.

(4)	Includes 1,749,278 Ordinary Shares beneficially owned by the Noble Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee, and Mr. Day, as a trustee, of the Noble Foundation may be deemed to beneficially own, and have voting and investment power with respect to, the 1,749,278 Ordinary Shares held by the Noble Foundation. As one of the members of the board of trustees of the Noble Foundation, neither Mr. Cawley nor Mr. Day represents sufficient voting power on the Noble Foundation’s board of trustees to determine voting or investment decisions with respect to the 1,749,278 Ordinary Shares. Mr. Cawley and Mr. Day each disclaim any pecuniary interest in the 1,749,278 Ordinary Shares.

(5)	Includes 246,479 Ordinary Shares held in a trust, as to which Mr. Day exercises shared voting and investment power.

(6)	Based on information provided to the Company on behalf of Mr. Jackson.

(7)	Includes 1,761,350 Ordinary Shares not outstanding but subject to options exercisable at December 31, 2007 or within 60 days thereafter and 1,749,278 Ordinary Shares beneficially owned by the Noble Foundation. See footnotes (3) and (4) above.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Compensation Philosophy
          The Company’s executive compensation program reflects the Company’s philosophy that executives’ compensation should be structured so as to closely align executives’ interests with the interests of our members. The program is designed to emphasize equity-based incentive and performance-based pay and, in order to promote an atmosphere of teamwork, fairness and motivation, these concepts extend beyond the named executive officers to other key employees throughout the Company. The primary objectives of the Company’s total compensation package are to emphasize operating performance criteria that enhance member value and to establish and maintain a competitive executive compensation program that enables the Company to attract, retain and motivate high caliber executives who will contribute to the long-term success of the Company. When used in this Compensation Discussion and Analysis section, the term “named executive officers” means those persons listed in the Summary Compensation Table.
          Consistent with this philosophy, we seek to provide a total compensation package for the named executive officers that is similar to those of the companies in the direct peer and broad energy peer benchmarking groups described below and yet is structured so that it results in having a substantial portion of total compensation subject to company, individual and share price performance. In making these determinations, we annually review each compensation component and compare it to various internal and external performance standards and market reference points. The application of our compensation philosophy to our named executive officers is described below in this Compensation Discussion and Analysis section.
     Executive Compensation Program Design
          The objective of the Company and the compensation committee is to attract, retain and motivate the most highly qualified executive officers who will contribute to the Company’s goals by consistently delivering exceptional performance. In order to accomplish the Company’s goals, we believe compensation paid to executive officers should be designed around equity-based incentive and performance-based pay, thereby aligning the interest of our executive officers with those of the Company’s members.
          Equity-based incentive and performance-based pay constituted a substantial portion of the compensation package of the indicated named executive officers during the year ended December 31, 2007, as shown by the percentages in the following table, which are calculated based on the information set forth in the Summary Compensation Table.
Percentage of Total Compensation in 2007

	David W.		Julie J.	Thomas L.		Robert D.
Compensation Component	Williams		Robertson	Mitchell		Campbell
Equity-based incentives or performance-based pay (1)	72	% (3)	58%	73	% (3)	56%

Not equity-based incentives or performance-based pay (2)	28%		42%	27%		44%

Total Compensation	100%		100%	100%		100%

(1)	Percentage represents the sum of the dollar amounts in the Stock Awards, Option Awards, and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table divided by the amount set forth in the Total column.

(2)	Percentage represents the sum of the dollar amounts in the Salary, Bonus, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns of the Summary Compensation Table divided by the amount set forth in the Total column.

(3)	Percentages reflect grants of nonqualified stock options and awards of restricted Ordinary Shares (“Restricted Shares”) made in 2006 at the time the named executive officer joined the Company. Effective September 20, 2006, Mr. Williams received an award of 100,000 time-vested Restricted Shares and a grant of 100,000 nonqualified stock options. Effective November 6, 2006, Mr. Mitchell received an award of 80,000 time-vested Restricted Shares and a grant of 80,000 nonqualified stock options. Each of these awards and grants has a three-year vesting period and, pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), the grant date fair value of each such award and grant is recognized on a straight line basis as an expense to the Company over the service period (which generally represents the vesting period). The dollar amounts in the Stock Awards and Option Awards columns of the Summary Compensation Table include the amounts recognized in 2007 by the Company pursuant to SFAS No. 123R for these awards and grants. These equity-based awards and grants reflect the results of direct negotiations with each of Mr. Williams and Mr. Mitchell, and their respective backgrounds and experience.
          At the request of the compensation committee, our compensation program is reviewed on an annual basis to ensure it meets the objectives of our compensation program and is benchmarked with the market.
          Prior compensation from the Company, such as gains from previously awarded stock options, is not generally taken into account in setting other elements of compensation, such as base pay, short-term incentive award payments, long-term incentive awards or retirement and other benefits. With respect to newly-hired executive officers, we take into account their prior base salary and performance and incentive based pay, as well as the contribution expected to be made by the new executive officer and the responsibilities and duties of the executive officer with us. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer groups and internal equity within the Company.

     Compensation Program Comparator Groups
          Based on its work with Hewitt Associates LLC, an independent management and compensation consulting firm retained by the compensation committee (“Hewitt”), the compensation committee approved three comparator groups to be used in 2007 for our compensation program. The compensation information for these groups comes from surveys and publicly available data. Details on the three groups are as follows:

Direct Peer Group		Broad Energy Peer Group		General Industry Peer Group

•	Rationale: Provides market data on companies that are very similar to us in terms of business activities, operations, revenue size and scope	•	Rationale: Provides market data on companies that are similar to us in terms of competition for executive talent, energy industry knowledge, operations, revenue size and scope	•	Rationale: Provides market data on companies that are similar to us in terms of revenue size and that represent employment alternatives for some executives outside of the industry

•	Companies included are:	•	Companies included are:	•	Companies included are:
	— Diamond Offshore Drilling, Inc.		— Baker Hughes Inc.		— ACCO Brands Corporation
	— ENSCO International, Inc.		— BJ Services Company		— Albemarle Corporation
	— GlobalSantaFe Corp.		— Cabot Oil & Gas Corporation		— Allergan, Inc.
	— Helmerich & Payne, Inc.		— Cameron International		— Ametek, Inc.
	— Nabors Industries Ltd.		Corporation		— Arch Chemicals, Inc.
	— Pride International, Inc.		— Chicago Bridge & Iron Company		— Brady Corporation
	— Rowan Companies, Inc.		— Cimarex Energy Company		— Chaparral Steel Company
	— Transocean, Inc.		— El Paso Corporation		— Church & Dwight Company, Inc.
			— Equitable Resources, Inc.		— Cleco Corporation
			— FMC Technologies Inc.		— Curtiss-Wright Corporation
			— Forest Oil Corporation		— Donaldson Company, Inc.
			— Noble Energy, Inc.		— Equifax Inc.
			— Pioneer Natural Resources		— Herman Miller, Inc.
			Company		— Joy Global Inc.
			— Plains Exploration &		— Kaman Corporation
			Production Company		— Kennametal Inc.
			— Schlumberger Ltd.		— Kinetic Concepts Inc.
			— Southwestern Energy Company		— Martin Marietta Materials, Inc.
			— St. Mary Land & Exploration		— PolyOne Corporation
			Company		— The Scotts Miracle-Gro Company
— Steelcase Inc.
— Thomas & Betts Corporation
— Vulcan Materials Company
— W. R. Grace & Company
— Walter Industries, Inc.
— Woodward Governor Company

          Data from these peer groups are an important part of the decision process used by the compensation committee in determining the design, components and award levels in our executive pay programs. The compensation committee endeavors to conduct its review on an annual basis for each named executive officer to ensure that our compensation program works as designed and intended. This review by the compensation committee also facilitates discussion among the members of the compensation committee regarding all our compensation and benefit programs.

     Compensation Program Overview
          Following is an overview of the principal components of our compensation program:

Compensation Program
Component	Structure/Rationale			Objectives

Salary	•	Salary for the named executive officers is reviewed and set annually based on market practices observed within the Direct Peer and Broad Energy Peer Groups in particular.		•	We generally target salary levels between the 50th and 75th percentile of the Direct and Broad Energy Peer Groups with high performing named executive officers approximating the 75th percentile.
	•	Salary levels and adjustments to salary take into account our executives’ responsibilities,
		individual performance and internal equity within the Company.		•	Based on our review of market data provided by Hewitt, the named
	•	This component of pay is generally used to attract, retain and motivate executives.			executive officers’ pay levels for 2007 are consistent with our philosophy.

Short-term incentives awarded under the Noble Corporation Short Term Incentive Plan (“STIP”)	•	Given the emphasis we and the compensation committee place on performance-based compensation, annual incentive targets are set above the energy market 50th percentile.		•	Bonus targets are set annually to correspond generally with the market 75th percentile of the Direct and Broad Energy Peer Groups.
	•	This structure allows for a total cash compensation opportunity (base salary, plus short-term incentive awards) at or above the energy market 50th percentile commensurate with performance.		•	The Company’s goal is for the total cash compensation opportunity for each named executive officer to be between the 50th and 75th percentile of the Direct and Broad Energy Peer Groups, if the performance of the named executive officer warrants.
	•	This program encourages and rewards achievement of annual financial and operational
		performance and individual goals and objectives.		•	The named executive officers’ pay levels for 2007 are consistent with our philosophy.

Long-term incentives awarded pursuant to the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “1991 Plan”)	•	Awards are provided to executive officers on the basis of market compensation data as well as the executive officers’ responsibility and ability to influence the management and growth of the Company.		•	Given the design as described further below, award levels are set to correspond generally with the Direct and Broad Energy Peer Groups’ 75th percentile level.
	•	Grants and awards of long-term incentives ensure a longer term focus and facilitate share ownership for named executive officers.		•	The named executive officers’ pay levels for 2007 are consistent with our philosophy.
	•	Our long-term incentives consist of:
		—	Performance-vested restricted share awards designed to reward relative total member (shareholder) return versus industry comparators,
		—	Time-vested restricted share awards which facilitate retention of the named executive officer and a focus on longer term share price appreciation, and
		—	Stock option grants that are designed to reward absolute share price appreciation.
	•	Although infrequently used for named executive officers, we and the compensation committee have the ability to grant additional stock options and time-vested Restricted Shares based on specific situations including new hire awards, retention and motivation needs.

Compensation Program
Component	Structure/Rationale	Objectives

Retirement and Other Benefits	Our retirement programs provide retirement income benefits to their participants. These retirement programs and certain other benefits are discussed in further detail under the caption “Retirement and Other Benefits.”

The Company believes that these programs and benefits assist in maintaining a competitive position in terms of attracting and retaining officers and other employees.

Change of Control	We enter into these agreements with our named	The Company believes that these
Employment Agreements	executive officers and certain other key employees in an effort to attract and retain executive talent and to ensure their actions align with the interests of the Company and its members in the event of a change of control. These agreements are discussed in further detail under the caption “Potential Payments on Termination or Change of Control — Change of Control Employment Agreements.”	agreements assist in maintaining a competitive position in terms of attracting and retaining officers and other key employees.

          When targeting a percentile of the Direct Peer Group, the compensation committee benchmarked compensation by (i) ranking our named executive officers in relation to total compensation paid and comparing the named executive officers to individuals comparably ranked in companies included in the Direct Peer Group and (ii) comparing compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Direct Peer Group, where sufficient data for such a comparison were available. When targeting a percentile of the Broad Energy Peer Group, the compensation committee benchmarked compensation of the named executive officers to like positions in the companies included in the Broad Energy Peer Group. Although the compensation committee generally does not target compensation for the named executive officers to correspond with a percentile level of the General Industry Peer Group, data from this peer group are used by our compensation committee to monitor general market trends in compensation.
     How Amounts for Compensation Components are Determined
          In addition to the information provided above, following are other details on specific compensation components for 2007:
          2007 Base Salary. Base salary levels of the named executive officers were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the named executive officer’s experience, leadership, achievement of specified business objectives and contribution to the Company’s success, the Company’s overall annual budget for merit increases and the named executive officer’s individual performance. In the compensation committee’s first meeting of each year (late January or early February), the compensation committee conducts an annual review of the base salaries of named executive officers by taking into account these factors.
          Base salary was increased for Mr. Williams, Ms. Robertson and Mr. Campbell in February 2007 in connection with the compensation committee’s annual review of base salaries. Base salary was further increased for Mr. Williams in April 2007 to compensate him for an increase in responsibilities and duties. As in 2006, the compensation committee continued to focus on the heightened competition for executives in the energy market in 2007.
          For the named executive officers serving the Company at December 31, 2007, base salary at that date ranged (i) from 71 percent to 94 percent of the 75th percentile of the like positions in the Broad Energy Peer Group and (ii) from 78 percent to 105 percent of the 75th percentile of the applicable ranks in the Direct Peer Group.
          The compensation committee does not necessarily target base salary at any particular percentage of total compensation. Instead, base salary increases for each individual are generally determined by considering the factors set forth above. Base salary levels of named executive officers vary from one another primarily due to the benchmarking of compensation for each named executive officer based on a comparison to individuals holding like positions in the Broad Energy Peer Group and Direct Peer Group and individuals in comparably-ranked positions in the Direct Peer Group.

          2007 Short-Term Incentives and Other Bonus Awards. The STIP gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. To be eligible to receive a STIP award for the 2007 plan year, the participant must have been actively employed on December 31, 2007 and must have continued to be employed through the date on which the STIP award payments were made. The 2007 STIP does not require a minimum period of service to be eligible for consideration of an award.
          Plan award sizes were developed considering market data and internal equity. For each of the named executive officers serving the Company at December 31, 2007, the combination of base salary plus target award exceeded the market 50th percentile of the Direct and Broad Energy Peer Groups.
          The purpose of our short-term incentive plan is to tie compensation directly to specific business goals and management objectives and individual performance. The Company believes that the performance goals for the 2007 plan year, which were based on safety results, earnings per share, and cash operating margin, were appropriately chosen to focus our named executive officers on performance designed to lead to increased member value.
          The target awards set forth in the plan range from 10 percent of base salary to 100 percent of base salary, with the latter target award generally set for our Chief Executive Officer. Since neither Mr. Jackson, our former Chairman of the Board, Chief Executive Officer and President, nor Mr. Sears, our interim Chairman of the Board, Chief Executive Officer and President, was employed through the date on which the 2007 STIP award payments were made, the target awards for the named executive officers who were eligible to participate in the STIP for the 2007 plan year were 55 percent or 75 percent of base salary. For each participant, a portion of the total STIP award is based on the achievement of performance goals (“Performance Bonus”) and the remaining portion of the STIP award is available at the discretion of the compensation committee based on merit, individual and team performance and additional selected criteria (“Discretionary Bonus”). The compensation committee sets performance goals annually for the plan.
          The Performance Bonus portion of the STIP award is calculated by multiplying one-half of the target award by a multiplier, which is calculated by measuring actual performance against the performance goals. Corporate personnel, including the named executive officers, have different performance goals from division personnel. The performance goals for 2007 for corporate personnel were weighted with respect to three criteria: safety results (40 percent), earnings per share (30 percent) and cash operating margin (30 percent), defined as contract drilling revenues less contract drilling cost.
          As a result of modifications to the STIP plan made in April 2007, return on capital employed was replaced with cash operating margin as a performance goal component to the STIP. The Company believes that cash operating margin is a better measure of current operating performance for a short-term incentive plan than return on capital employed, which may be substantially driven by investment decisions made in prior years rather than operating performance achieved in the current plan year. The Company also believes that its goal of achieving cooperation between corporate employees and division employees is achieved by including cash operating margin as a performance goal component.
          For the 2007 plan year, a combined weighted percentage of goal achievement for corporate employees is calculated by weighting the achievement of the corporate goals described above. The applicable multiplier used to calculate the Performance Bonus is then determined within a range of zero for an achievement of a combined weighted percentage of goal achievement of less than 65 percent and 2.0 for an achievement of a combined weighted percentage of goal achievement of more than 160 percent. The Performance Bonus portion of the STIP award is then determined by taking the applicable multiplier, ranging from zero to 2.0, and multiplying it by one-half of the individual’s target award.
          The Discretionary Bonus portion of the STIP is available at the discretion of the compensation committee and can range from zero to 2.0 times one-half of the individual’s target award. The resulting total STIP awards for the 2007 plan year, which include the Performance Bonus and Discretionary Bonus, could have ranged from zero to 150 percent of base salary for the named executive officer with the highest target award and from zero to 110 percent of base salary for the named executive officer with the lowest target award.

          For the 2007 plan year, the combined weighted percentage of goal achievement for corporate personnel resulted in an applicable multiplier of 1.40, which was calculated by first determining a combined weighted percentage of goal achievement as follows:
((0.4 [safety results] x 1.25 [adjustment factor for performance relative to industry average]) +
(0.3 [earnings per share] x 1.25 [adjustment factor for performance relative to budget]) +
(0.3 [cash operating margin] x 1.25 [adjustment factor for performance relative to budget]))
equals
a combined weighted adjustment factor of 1.25 or a combined weighted percentage of goal achievement of 125 percent.
For the 2007 plan year, a combined weighted percentage of goal achievement of 125 percent corresponds to an applicable multiplier of 1.40. The Performance Bonuses for the 2007 plan year paid to the named executive officers who were eligible to receive a STIP award for the 2007 plan year are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
          Our current Chief Executive Officer recommended, and the compensation committee approved, Discretionary Bonuses for the 2007 plan year for the named executive officers (other than our Chief Executive Officer) who were eligible to participate in the STIP for the 2007 plan year. The Discretionary Bonus for our current Chief Executive Officer was determined by the compensation committee. The Discretionary Bonuses for the 2007 plan year paid to the named executive officers are included in the Bonus column of the Summary Compensation Table.
          On October 25, 2007, the compensation committee awarded a one-time discretionary bonus to Julie J. Robertson in the amount of $150,000 in recognition of her outstanding efforts during executive management transition periods in 2007. This bonus was not awarded pursuant to the STIP.
          2007 Long-Term Incentives. It has been a longstanding objective of the Company to reward executive officers and key employees with equity compensation, in keeping with the overall compensation philosophy to align executives’ and employees’ interests with the interests of our members. We believe long-term incentives promote sustained member value by encouraging named executive officers to accomplish goals that benefit the Company both in the present and over a longer time period.
          The compensation committee established in 2004 an equity-based long-term incentive program for executive officers and key employees consisting of three elements: nonqualified stock options, time-vested Restricted Shares and performance-vested Restricted Shares. In 2007, awards and grants of long-term incentives to named executive officers were made so that approximately 40 percent, 40 percent and 20 percent of the total value of all long-term incentives were made in the form of time-vested Restricted Shares, performance-vested Restricted Shares and nonqualified stock options, respectively.
          Each grant of nonqualified stock options to our named executive officers in 2007 vests one-third per year over three years commencing one year from the grant date. All options granted have an exercise price equal to the fair market value (average of the high and low sales price) of an Ordinary Share on the date of grant. Each option expires 10 years after the date of its grant.
          Each award of time-vested Restricted Shares to our named executive officers in 2007 vests one-third per year over three years commencing one year from the award date. Prior to vesting, time-vested Restricted Shares may not be sold, transferred or pledged. Holders of time-vested or performance-vested Restricted Share awards are entitled to receive dividends and distributions with respect to the Restricted Shares they hold at the same rate and in the same manner as the holders of the Ordinary Shares.
          Performance-vested Restricted Shares vest based on the achievement of specified corporate performance criteria over a three-year performance cycle. The number of performance-vested Restricted Shares awarded to a participant equals the number of shares that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such shares that vests is determined after the end of the applicable performance period. Any performance-vested Restricted Shares that do not vest are forfeited. Prior to vesting, performance-vested Restricted Shares may not be sold, transferred or pledged.
          In setting the target number of performance-vested Restricted Shares, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year, and the potential for further contributions by the executive in the future.
          The terms of the performance-vested Restricted Shares awarded by the compensation committee in February 2007 for the 2007-2009 performance cycle provide that one-half of the total number of Restricted Shares awarded will vest based on a performance measure of cumulative total member (shareholder) return (TSR) for the Ordinary Shares relative to the companies in the Dow Jones U.S. Oil Equipment & Services Index (the “DJ Index”) and the remaining one-half of the total number of Restricted Shares awarded will vest based on TSR for the Ordinary Shares relative to the companies in the Direct Peer Group. The Company must have positive TSR for the performance cycle for any of the performance-vested Restricted Shares to vest.
          To determine the number of performance-vested Restricted Shares awarded for the 2007-2009 performance cycle that will vest,
•	First, the percentile ranking of the TSR for Ordinary Shares is computed relative to the companies in the DJ Index at the end of the performance cycle.

•	Second, the DJ Index percentile ranking is cross-referenced in the table below to determine the percentage of performance-vested Restricted Shares allotted to the DJ Index performance measure that vest for the 2007-2009 performance cycle.
DJ Index Performance Table

TSR for Ordinary Shares		Percentage of Restricted
Relative to the DJ Index		Shares Vesting (1)
90 %tile and greater	(maximum)	100.0%
85 %tile		88.7%
80 %tile		78.0%
75 %tile	(target)	66.7%
70 %tile		62.0%
65 %tile		57.3%
60 %tile		52.7%
55 %tile		47.3%
50 %tile		42.7%
45 %tile		38.0%
40 %tile	(threshold)	33.3%
Below 40 %tile		0%

(1)	Values between those listed are interpolated on a straight line basis. Each percentage represents a percentage of one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2007-2009 performance cycle.
•	Third, the percentile ranking of the TSR for Ordinary Shares is computed relative to the companies in the Direct Peer Group at the end of the performance cycle.

•	Fourth, the Direct Peer Group percentile ranking is cross-referenced in the table below to determine the percentage of performance-vested Restricted Shares allotted to the Direct Peer Group performance measure that vest for the 2007-2009 performance cycle.

Direct Peer Group Performance Table

TSR for Ordinary Shares		Percentage of Restricted
Relative to the Direct Peer Group		Shares Vesting (1)
100 %tile	(maximum)	100%
87.5 %tile		94.4%
75 %tile	(target)	67.7%
62.5 %tile		54.7%
50 %tile		42.7%
37.5 %tile	(threshold)	28.0%
Below 35 %tile		0%

(1)	Values between those listed are interpolated on a straight line basis. Each percentage represents a percentage of one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2007-2009 performance cycle.
•	Finally, the total number of Restricted Shares awarded that will vest is calculated by taking the sum of (i) the number of shares calculated by multiplying the percentage determined in the second bullet point above by one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2007-2009 performance cycle and (ii) the number of shares calculated by multiplying the percentage determined in the fourth bullet point above by one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2007-2009 performance cycle. If less than five of the original eight companies comprise the Direct Peer Group at the end of the performance cycle, the total number of Restricted Shares awarded that will vest is calculated by multiplying the percentage determined in the second bullet point above by 100 percent of the total number of Restricted Shares awarded for the maximum level of performance for the 2007-2009 performance cycle.
     The target award levels in the tables above, which significantly influence total compensation, are used because we believe that if the Company performs at or above the 75th percentile relative to the companies in the DJ Index and the Direct Peer Group then our compensation levels should be commensurate with this performance. If the Company performs lower than this, our compensation levels should be lower than the 75th percentile.
          The performance-vested Restricted Shares awarded by the compensation committee in April 2004 for the 2004-2006 performance cycle vested effective February 13, 2007. Performance-vested Restricted Shares for the 2004-2006 performance cycle vested based solely on the performance measure of TSR for the Ordinary Shares relative to the companies in the DJ Index. At the end of the performance period, the percentile ranking of the TSR for Ordinary Shares relative to the companies in the DJ Index was in the 50th percentile, which corresponded to the vesting of 42.7 percent of the outstanding performance-vested Restricted Shares awarded for the 2004-2006 performance cycle. The total number of performance-vested Restricted Shares that vested for those named executive officers who received an award for the 2004-2006 performance cycle were as follows: Ms. Robertson – 7,230 shares; Mr. Campbell – 3,440 shares; Mr. Day – 51,240 shares; and Mr. Jackson – 19,490 shares.
          The total value of the long-term incentive awards is recommended to the compensation committee by our Chief Executive Officer for all positions with the exception of his own. The total value of the awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Direct and Broad Energy Peer Groups and is set to correspond with the Direct and Broad Energy Peer Group’s 75th percentile. The compensation committee determines the total award value of the long-term incentive awards for our Chief Executive Officer.
          In 2007, the Black-Scholes option pricing model was used at the time of the grant of nonqualified stock options to named executive officers to calculate the number of options whose value approximated 20 percent of the total value of the long-term incentive awards assigned to a named executive officer. For time-vested Restricted Shares awards awarded in 2007, the market price of the Ordinary Shares at the time of award was used to calculate the number of time-vested Restricted Shares whose value approximated 40 percent of the total value of the long-term incentive awards assigned to a named executive officer. For performance-vested Restricted Shares awards awarded in 2007, the market price of the Ordinary Shares at the time of award, the difficulty in achieving the performance targets and the accounting valuation of the award were used to calculate the number of performance-vested Restricted Shares whose value approximated 40 percent of the total value of the long-term incentive awards assigned to a named executive officer.
          In applying the methodology above, option grants and Restricted Share awards may be adjusted based on considerations of internal equity and individual performance during the prior year. We do not target long-term incentive opportunities to be a particular percentage of total compensation. The compensation committee granted stock options and awarded performance-vested Restricted Shares and time-vested Restricted Shares in 2007 to individuals (including our Chief Executive Officer and the other named executive officers) who demonstrated superior performance in their current position, as well as the likelihood of high-level performance in the future.
     Compensation Paid to Interim Chief Executive Officer
          William A. Sears served as Chairman of the Board, Chief Executive Officer and President of the Company on an interim basis from September 20, 2007 to January 2, 2008. During his term as an officer of the Company, Mr. Sears received an annual base salary at the rate of $850,000. Mr. Sears’ base salary was set to correspond with the Direct and Broad Energy Peer Group’s 75th percentile because of his background and considerable industry experience. During his term of office, Mr. Sears did not participate in any of our retirement programs or other employee benefit programs.
          In connection with the appointment of Mr. Sears to his offices with the Company, our Board set his 2007 STIP target award level at 100 percent, which was the same target award level as our prior Chief Executive Officer. When the 2007 STIP award payments were made on February 27, 2008, Mr. Sears was no longer an employee and therefore was not eligible under the terms of the 2007 STIP to receive a bonus payment thereunder. Our Board awarded a discretionary bonus to Mr. Sears of $407,767, which represents the amount that Mr. Sears would have been awarded pursuant to the 2007 STIP had he continued to be employed through February 27, 2008. The discretionary bonus was awarded to Mr. Sears in recognition of his service to the Company as interim Chairman of the Board, Chief Executive Officer and President and his contributions during such term of office towards the identification of his successor.
          In connection with Mr. Sears’ appointment, the compensation committee on October 25, 2007 authorized and approved an award under the 1991 Plan of 23,081 time-vested Restricted Shares, a portion of which (6,060 shares) was awarded in recognition of shares that he would have otherwise received on the same date pursuant to the Second Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors (the “1992 Plan”) had he been a non-employee director on October 25, 2007. In determining the 17,021 time-vested Restricted Shares (23,081 total time-vested Restricted Shares less 6,060 time vested Restricted Shares) awarded to Mr. Sears, the compensation committee consulted with Hewitt, which provided market information for interim officers with backgrounds and experience comparable to that of Mr. Sears. The 23,081 time-vested Restricted Shares were later forfeited in accordance with the terms of the award upon the resignation of Mr. Sears as an officer of the Company on January 2, 2008. On February 8, 2008, our Board awarded 6,060 unrestricted Ordinary Shares to Mr. Sears under the 1992 Plan in recognition of the 6,060 shares that would have been awarded to Mr. Sears on October 25, 2007 had he chosen not to serve the Company as interim Chairman of the Board, Chief Executive Officer and President and continued to serve as a non-employee director. Also on February 8, 2008, upon the recommendation of the compensation committee, our Board authorized and approved a payment to Mr. Sears of $85,480. The compensation committee determined to recommend this payment in recognition of Mr. Sears’ service as interim Chairman of the Board, Chief Executive Officer and President of the Company from September 20, 2007 to January 2, 2008 (“Mr. Sears’ period of service”) and the forfeiture of 17,021 time-vested Restricted Shares. The $85,480 amount represented the dollar value of the 17,021 time-vested Restricted Shares awarded on October 25, 2007 (and forfeited on January 2, 2008) prorated over Mr. Sears’ period of service. Mr. Sears subsequently requested that the Company reconsider the compensation committee’s recommendation of the payment of $85,480 and that our Board authorize and approve a payment that represents the current market value of 17,021 Ordinary Shares. The compensation committee determined not to recommend an additional payment.
     Retirement and Other Benefits
          We offer retirement programs that are intended to supplement the employee’s personal savings and social security. The programs include the Noble Drilling Corporation 401(k) Savings Plan, the Noble Drilling Corporation 401(k) Savings Restoration Plan, the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the Noble

Drilling Corporation Retirement Restoration Plan, and the Noble Drilling Corporation Profit Sharing Plan. The Company believes that these retirement programs assist the Company in maintaining a competitive position in terms of attracting and retaining officers and other employees.
          401(k) Savings Plan and 401(k) Savings Restoration Plan. We adopted the Noble Drilling Corporation 401(k) Savings Plan to enable U.S. employees, including the named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) plan allows eligible employees to elect to contribute from one percent to 50 percent of their basic compensation, which is generally the employee’s base pay, to the plan. Employee contributions are matched in cash or Ordinary Shares by us at the rate of $0.70 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. After the employee has completed five years of continuous service as determined under the 401(k) plan (15 years of service for periods of time prior to January 1, 2007), employee contributions are matched in cash or Ordinary Shares by us at the rate of $1.00 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. Vesting in the employer matching contribution account is based on the employee’s years of service with the Company and its affiliates. The amount credited to the employer matching contribution account becomes fully vested upon completion of three years of service by the employee (five years of service for periods of time prior to January 1, 2002). However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.
          The Noble Drilling Corporation 401(k) Savings Restoration Plan is a nonqualified, unfunded employee benefit plan under which certain highly compensated employees of the Company may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions. The Noble Drilling Corporation 401(k) Savings Restoration Plan is discussed in further detail below in this Executive Compensation section following the table captioned “Nonqualified Deferred Compensation.”
          Profit Sharing Plan. The Noble Drilling Corporation Profit Sharing Plan is a qualified defined contribution plan. This plan excludes as participants any employee hired prior to August 1, 2004 or any employee who participates in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (in which participation was discontinued effective July 31, 2004 for persons commencing employment after that date). Each year we may elect to make a discretionary contribution to the plan. Any such contribution would be an amount determined and authorized for the plan year by our Board and the board of directors of Noble Drilling Corporation, a Delaware corporation wholly-owned by direct and indirect subsidiaries of the Company. The total plan contribution, if any, is allocated to each participant in the plan based on such employee’s basic compensation, which is generally the employee’s base pay, in proportion to the total basic compensation of all participants in the plan. For the 2007 plan year, each participant was allocated a contribution equal to five percent of their basic compensation. Vesting in the profit sharing account is based on the employee’s years of service with the Company and its affiliates. An employee’s profit sharing account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.
          Salaried Employees’ Retirement Plan and Retirement Restoration Plan. Participation in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (and the related unfunded, nonqualified Noble Drilling Corporation Retirement Restoration Plan) remains in effect for all participants hired before July 31, 2004. In general, our U.S. salaried employees, including the named executive officers who are participants, are provided with income for their retirement through the Noble Drilling Corporation Salaried Employees’ Retirement Plan, a qualified defined benefit pension plan, in which benefits are determined by years of service and average monthly compensation. Compensation in excess of the annual compensation limit as defined by the Internal Revenue Service for a given year is considered in the Noble Drilling Corporation Retirement Restoration Plan. Because benefits under the pension plan increase with an employee’s period of service, we believe the pension encourages participants to make long-term commitments to the Company, and as such, serves as an important means by which the Company can retain executives and other employees. The Noble Drilling Corporation Salaried Employees’ Retirement Plan and Noble Drilling Corporation Retirement Restoration Plan are discussed in further detail below in this Executive Compensation section following the table captioned “Pension Benefits.”

          Other Benefits. The Company provides named executive officers with perquisites and other personal benefits that the Company and the compensation committee believe are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for the named executive officers for the year ended December 31, 2007 are included in the All Other Compensation column of the Summary Compensation Table.
          The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including its named executive officers, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.
     Stock Ownership Guidelines
          We encourage all our executives to align their interests with our members by making a personal investment in the Ordinary Shares. The Company’s minimum ownership guidelines for our executives are set forth below. The named executive officers participate in pay grade levels 33 through 37. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to him or her.

Ownership Guidelines
Pay Grade Level	(Multiple of Base Salary)
Pay Grade 37	5.0 times
Pay Grades 34 through 36	4.0 times
Pay Grades 31 through 33	3.5 times
Pay Grades 28 through 30	2.5 times
Pay Grade 27	2.0 times
Pay Grade 26	1.5 times
     Determination of Timing of Equity-Based Awards
          The Company’s practice historically has been to award Restricted Shares and grant options in connection with the hire date of new executives or at a regularly-scheduled quarterly meeting of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.
     Change of Control Arrangements
          The named executive officers serving at December 31, 2007 (other than William A. Sears) are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurs and the employment of the named executive officer is terminated either by us (for reasons other than death, disability or cause) or by the officer (for good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger”, the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control – Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied if a change of control occurs and the named executive officer is terminated for any reason or determines to leave during the first year after the change of control), maximizes member value because it prevents an unintended windfall to the named executive officers in the event of a friendly (non-hostile) change of control.
     Impact of Accounting and Tax Treatments of Compensation
          Prior to 2004, the accounting and tax treatments of compensation generally were not a material consideration in determining the design or amounts of pay for named executive officers. In April 2004, the compensation committee implemented a revised equity-based long-term incentive compensation program for executive officers and key employees, consisting of three elements: performance-vested Restricted Shares, time-vested Restricted Shares and nonqualified stock options. In recent years the compensation committee has increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of Restricted Shares as compared to nonqualified stock options. This compensation committee action reflects various proposals to adopt, and the ultimate adoption, during such time period of new accounting standards modifying the accounting treatment of nonqualified stock options. In 2007, the compensation committee further reduced the percentage of total value of all long-term incentives represented by nonqualified stock option awards from 33 percent to 20 percent and increased the percentage of total value of all long-term incentives represented by Restricted Shares from 66 percent to 80 percent.
           Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility to public companies for compensation in excess of $1 million per person per year, unless such compensation meets certain specific requirements. The compensation committee’s intent is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation programs. The compensation committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.
     Board Process and Independent Review of Compensation Program
           The compensation committee is responsible for determining the compensation of our directors and executive officers, including the compensation of our Chief Executive Officer and other named executive officers, and for assisting our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. In addition, the compensation committee is authorized to exercise all the powers granted to it in its charter. The compensation committee charter provides that the compensation committee will have access to the necessary corporate resources to carry out its charter authority.
           The compensation committee may delegate its authority to an officer of the Company subject to restrictions on participants in compensation plans determining their own benefits. In addition, the compensation committee may form one or more subcommittees and delegate its authority to any such subcommittee, as it deems appropriate.
           The compensation committee charter authorizes the compensation committee to retain and terminate, as the compensation committee deems necessary, independent advisors to provide advice and evaluation of the compensation or employment of directors or executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and retention terms of any independent advisor that it retains. Pursuant to the authority granted to it in its charter, the compensation committee has retained Hewitt as an advisor regarding compensation matters. In 2007, Hewitt reviewed the Company’s compensation program and policies, attended meetings from time to time with the compensation committee at the committee’s request, and presented reports thereon to the compensation committee.
           For our Chief Executive Officer, the compensation committee evaluates and assesses our Chief Executive Officer’s performance related to leadership, financial and operating results, board relations, and other material considerations. These considerations as well as compensation market information are then incorporated into the compensation committee’s compensation adjustment decisions. Market information and perspectives on market-based adjustments are provided by Hewitt.
           For executive officers (other than our Chief Executive Officer), our Chief Executive Officer works with Hewitt and our Executive Vice President to review compensation market information, to review prior compensation decisions and to recommend compensation adjustments to the compensation committee at the compensation committee’s first meeting of each year (late January or early February). Our Chief Executive Officer and Executive Vice President may attend compensation committee meetings at the request of the compensation committee. The compensation committee reviews and approves all compensation adjustments for the named executive officers.
           Hewitt acts at the direction of the compensation committee and independent of management. The compensation committee determines Hewitt’s ongoing engagement activities related to executive compensation consulting, including the preparation of compensation comparisons based on information regarding comparable businesses of a similar size and operational scope to the Company. Hewitt also endeavors to keep the compensation committee informed of executive compensation trends and regulatory/compliance developments.
           The following compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein or in the Annual

Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”), or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Compensation Committee Report
To the Members of
Noble Corporation:
           The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

March 20, 2008	COMPENSATION COMMITTEE Michael A. Cawley, Chair Luke R. Corbett Marc E. Leland

           The following table sets forth the compensation of the persons who served as our Chief Executive Officer during 2007, the person who served as our Chief Financial Officer during 2007, and the other executive officers of the Company who we have determined are our named executive officers pursuant to the applicable rules of the SEC (collectively, the “named executive officers”).
Summary Compensation Table

									Change in
									Pension Value
									and Non-
								Non-Equity	Qualified
								Incentive	Deferred
								Plan	Compen-
Name and Principal						Stock	Option	Compen-	sation	All Other
Position	Year	Salary		Bonus (1)		Awards (2)	Awards (2)	sation (1)	Earnings (3)	Compensation		Total
David W. Williams	2007	$489,583		$375,000		$1,589,245	$394,841	$262,500	$0	$24,756	(4)	$3,135,925
Chairman of the Board, Chief Executive Officer and President, and former Senior Vice President and Chief Operating Officer (4)

Julie J. Robertson	2007	$422,917		$468,750	(5)	$962,091	$314,976	$223,125	$165,017	$20,471	(5)	$2,577,347
Executive Vice	2006	$397,083		$297,500		$675,418	$248,218	$262,500	$154,292	$18,896		$2,053,907
President and Corporate Secretary

Thomas L. Mitchell	2007	$400,000		$240,000		$1,305,691	$336,446	$210,000	$0	$33,094	(6)	$2,525,231
Senior Vice President,	2006	$62,885		$100,000	(6)	$143,903	$40,106	$0	$0	$4,824		$351,718
Chief Financial Officer, Treasurer and Controller (6)

Robert D. Campbell	2007	$313,750		$128,725		$410,450	$131,238	$121,275	$51,910	$18,137	(7)	$1,175,485
Senior Vice President and	2006	$299,167		$155,625		$374,623	$104,421	$144,375	$88,493	$13,238		$1,179,942
General Counsel

William A. Sears	2007	$234,159		$407,767	(8)	$224,443	$0	$0	$0	$25,312	(8)	$891,681
Former Chairman of the Board, Chief Executive Officer and President (8)

James C. Day	2007	$358,325	(9)	$0		$1,854,645	$1,168,320	$0	$0	$18,732	(9)	$3,400,022
Former Chairman of the Board (9)	2006	$946,735	(9)	$948,750		$2,546,561	$858,904	$831,250	$1,125,171	$70,089		$7,327,460

Mark A. Jackson	2007	$595,693	(10)	$0		$1,960,452	$1,321,690	$0	$151,035	$1,431,338	(10)	$5,460,208
Former Chairman of the Board,	2006	$604,367	(10)	$679,375		$1,060,749	$395,957	$590,625	$108,415	$16,293		$3,455,781
Chief Executive Officer and President (10)

(1)	The cash Performance Bonuses awarded pursuant to the STIP are disclosed in the Non-Equity Incentive Plan Compensation column and the cash Discretionary Bonuses awarded pursuant to the STIP are disclosed in the Bonus column. Except as otherwise noted, the amounts disclosed in the Bonus column represent Discretionary Bonuses awarded pursuant to the STIP.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with SFAS No. 123R. For the awards reported in these columns, estimates of forfeitures related to service-based vesting conditions have been disregarded. A description of the assumptions made in our valuation of stock and option awards is set forth in Note 6 to the Company’s audited consolidated financial statements in the 2007 Form 10-K. For the award to Mr. Sears, due to his appointment as an officer on an interim basis, his service period for purposes of determining the dollar amount recognized in accordance with SFAS No. 123R was 366 days and not the three-year vesting period under his award. Effective February 13, 2007, the following performance-vested Restricted Shares for the 2004-2006 performance cycle did not vest and were forfeited based on the performance measures for these awards: Ms. Robertson – 9,702; Mr. Campbell – 4,614; Mr. Day – 68,760; and Mr. Jackson – 26,154. As a result of Mr. Day’s retirement on April 30, 2007, the performance-vested Restricted Shares awarded to him for the 2005-2007 and 2006-2008 performance cycles were reduced resulting in the forfeiture of 54,054 shares. Effective upon Mr. Jackson’s resignation on September 20, 2007, all performance-vested Restricted Shares, which totaled 227,466 shares, held by him for the 2005-2007, 2006-2008 and 2007-2009 performance cycles were forfeited.

(3)	For 2007, the amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Corporation Salaried Employees’ Retirement Plan and the Noble Drilling Corporation Retirement Restoration Plan from December 31, 2006 to December 31, 2007. For 2007, the actuarial present value of Mr. Day’s accumulated benefit under these plans decreased by $7,272,769. For 2006, the amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Corporation Salaried Employees’ Retirement Plan and the Noble Drilling Corporation Retirement Restoration Plan from December 31, 2005 to December 31, 2006. For 2007 and 2006, none of the named executive officers received above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified.

(4)	On January 2, 2008, Mr. Williams was appointed as Chairman of the Board, Chief Executive Officer and President of the Company. Compensation amounts for the full year are reflected in this Summary Compensation Table, including the period prior to April 25, 2007, which is the date that Mr. Williams became an executive officer of the Company. The amount in All Other Compensation includes $10,850 in Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan and $12,678, which represents dividends paid by the Company in 2007 on Restricted Shares held by Mr. Williams.

(5)	The amount in Bonus includes a discretionary cash bonus of $150,000 awarded to Ms. Robertson on October 25, 2007. This bonus was not awarded pursuant to the STIP. The amount in All Other Compensation includes $15,500 in Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan.

(6)	Mr. Mitchell joined the Company as Senior Vice President, Chief Financial Officer, Treasurer and Controller effective November 6, 2006. For 2006, the amount in Bonus consists of a discretionary cash bonus awarded by the compensation committee. This bonus was not awarded pursuant to the STIP. The amount in All Other Compensation includes $10,850 in Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan and $11,250, which represents the amount allocated to Mr. Mitchell pursuant to the Profit Sharing Plan for the 2007 plan year.

(7)	The amount in All Other Compensation includes $15,500 in Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan.

(8)	Mr. Sears served as Chairman of the Board, Chief Executive Officer and President of the Company on an interim basis from September 20, 2007 to January 2, 2008. The compensation amounts for services performed by Mr. Sears as an officer of the Company from September 20, 2007 to December 31, 2007 are reflected in this Summary Compensation Table. The amount in Bonus includes a discretionary cash bonus of $407,767 awarded to Mr. Sears on February 8, 2008, which represents the amount that Mr. Sears would have been awarded pursuant to the 2007 STIP had he continued to be employed through the date on which the 2007 STIP award payments were made. The amount in All Other Compensation includes $13,400 in housing expenses paid by the Company and $10,989 in tax reimbursement paid by the Company, which represents the amount of taxes due on the amount reimbursed to Mr. Sears for his housing expenses.

(9)	Effective April 30, 2007, Mr. Day retired from the Company and our Board. For 2007, the amount in Salary includes $58,333 that was deferred in the form of Ordinary Shares pursuant to the Noble Drilling Corporation 401(k) Savings Restoration Plan and $300 in director’s fees. For 2006, the amount in Salary includes $175,000 that was deferred in the form of Ordinary Shares pursuant to the Noble Drilling Corporation 401(k) Savings Restoration Plan and $900 in director’s fees. For 2007, the amount in All Other Compensation includes

$15,500 in Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan.

(10)	Effective September 20, 2007, Mr. Jackson resigned his positions as Chairman of the Board, Chief Executive Officer, President and a director of the Company. The amount in Salary includes $500 and $200 in director’s fees for the years ended December 31, 2007 and 2006, respectively. For 2007, the amount in All Other Compensation includes $1,312,500 paid pursuant to a separation agreement and release entered into by the Company and Mr. Jackson. This agreement is further described in this proxy statement under the caption “Potential Payments on Termination or Change of Control – Separation Agreement and Release.” For 2007, the amount in All Other Compensation also includes: $11,904 in Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan; $85,000, which represents the amount by which matching charitable contributions by the Company under the Noble Corporation Matching Gift Program exceeded the $15,000 annual maximum limit available to all employees for such contributions under the program; air travel and hotel expenses paid by the Company in connection with family members accompanying Mr. Jackson on business trips; and the incremental cost to the Company for the use of Company aircraft.

           The following table sets forth certain information with respect to grants of plan-based awards during the year ended December 31, 2007 to each of the named executive officers.
Grants of Plan – Based Awards

								All
								Other
								Stock	All Other
								Awards:	Option		Grant
		Estimated Possible Payouts			Estimated Future Payouts			Number	Awards:	Exercise	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			of	Number of	or Base	Value of
		Plan Awards (1)			Plan Awards (2)			Shares	Securities	Price of	Stock and
				Maxi-			Maxi-	of Stock	Underlying	Option	Option
	Grant	Thresh	Target	mum	Thresh	Target	mum	or Units	Options (#)	Awards	Awards
Name	Date	-old ($)	($)	($)	-old (#)	(#)	(#)	(#) (3)	(4)	($/Sh) (4)	(5)
David W. Williams	February 13	—	—	—	0	53,189	79,150	—	—	—	$1,078,722
	February 13	—	—	—	—	—	—	20,118	—	—	$720,023
	February 13	—	—	—	—	—	—	—	27,460	$35.79	$360,001
	—	$0	$187,500	$375,000	—	—	—	—	—	—	—

Julie J. Robertson	February 13	—	—	—	0	44,324	65,958	—	—	—	$898,931
	February 13	—	—	—	—	—	—	16,764	—	—	$599,984
	February 13	—	—	—	—	—	—	—	22,884	$35.79	$300,009
	—	$0	$159,375	$318,750	—	—	—	—	—	—	—

Thomas L. Mitchell	February 13	—	—	—	0	35,459	52,766	—	—	—	$719,139
	February 13	—	—	—	—	—	—	13,412	—	—	$480,015
	February 13	—	—	—	—	—	—	—	18,306	$35.79	$239,992
	—	$0	$150,000	$300,000	—	—	—	—	—	—	—

Robert D. Campbell	February 13	—	—	—	0	19,207	28,582	—	—	—	$389,539
	February 13	—	—	—	—	—	—	7,264	—	—	$259,979
	February 13	—	—	—	—	—	—	—	9,916	$35.79	$129,999
	—	$0	$86,625	$173,250	—	—	—	—	—	—	—

William A. Sears	October 25	—	—	—	—	—	—	23,081	—	—	$1,226,063

James C. Day	—	—	—	—	—	—	—	—	—	—	—

Mark A. Jackson	February 13	—	—	—	0	106,378	158,300	—	—	—	$2,157,444
	February 13	—	—	—	—	—	—	40,234	—	—	$1,439,975
	February 13	—	—	—	—	—	—	—	54,920	$35.79	$720,001

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of Performance Bonuses awarded pursuant to the STIP for the 2007 plan year. The amounts of the Performance Bonus awards made to the named executive officers pursuant to the STIP for the 2007 plan year are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents performance-vested Restricted Shares awarded during the year ended December 31, 2007 pursuant to the 1991 Plan.

(3)	Represents time-vested Restricted Shares awarded during the year ended December 31, 2007 pursuant to the 1991 Plan.

(4)	Represents nonqualified stock options granted during the year ended December 31, 2007 pursuant to the 1991 Plan. The exercise price for these nonqualified stock options of $35.79 represents the fair market value per share on the date of grant as specified in the 1991 Plan (average of the high and low prices of the Ordinary Shares). This exercise price is less than the closing market price on the date of grant, February 13, 2007, of $35.825.

(5)	Represents the aggregate grant date fair value of the award computed in accordance with SFAS No. 123R.
           For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis – How Amounts for Compensation Components are Determined.”

           The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 held by the named executive officers.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)					Stock Awards
									Equity		Equity
									Incentive		Incentive Plan
								Market	Plan		Awards:
								Value of	Awards:		Market or
						Number of		Shares or	Number of		Payout Value
	Number of	Number of				Shares or		Units of	Unearned		of Unearned
	Securities	Securities				Units of		Stock	Shares, Units		Shares, Units
	Underlying	Underlying				Stock That		That	or Other		or Other
	Unexercised	Unexercised		Option		Have Not		Have Not	Rights That		Rights That
	Options (#)	Options (#)		Exercise	Option	Vested (#)		Vested ($)	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Expiration Date	(2)		(3)	Vested (#) (4)		Vested ($) (3)
David W. Williams	—	27,460	(5)	$35.79	February 13, 2017	86,785	(6)	$4,904,220	53,189	(7)	$3,005,710
	33,333	66,667	(8)	$31.505	September 20, 2016	—		—	—		—

Julie J. Robertson	—	22,884	(5)	$35.79	February 13, 2017	30,236	(9)	$1,708,636	76,580	(10)	$4,327,536
	7,916	15,836	(11)	$37.925	February 2, 2016	—		—	—		—
	22,666	11,334	(12)	$26.46	April 27, 2015	—		—	—		—
	17,996	—		$18.78	April 20, 2014	—		—	—		—
	150,000	—		$15.60	July 25, 2012	—		—	—		—
	100,000	—		$15.55	July 26, 2011	—		—	—		—
	100,000	—		$21.205	October 26, 2010	—		—	—		—
	90,000	—		$10.72	October 28, 2009	—		—	—		—
	90,000	—		$7.8125	October 22, 2008	—		—	—		—
	40,000	—		$10.8125	July 23, 2008	—		—	—		—

Thomas L. Mitchell	—	18,306	(5)	$35.79	February 13, 2017	66,746	(13)	$3,771,816	35,459	(14)	$2,003,788
	26,666	53,334	(15)	$35.495	November 6, 2016	—		—	—		—

Robert D. Campbell	—	9,916	(5)	$35.79	February 13, 2017	12,640	(16)	$714,286	33,269	(17)	$1,880,031
	0	4,186	(11)	$37.925	February 2, 2016	—		—	—		—
	0	6,200	(12)	$26.46	April 27, 2015	—		—	—		—

William A. Sears	4,000	—		$41.25	April 28, 2016	31,083	(18)	$1,756,500	—		—
	4,000	—		$26.62	April 29, 2015	—		—	—		—
	15,000	—		$18.93	April 23, 2014	—		—	—		—
	15,000	—		$16.055	April 25, 2013	—		—	—		—
	15,000	—		$21.34	April 26, 2012	—		—	—		—
	10,000	—		$23.845	April 27, 2011	—		—	—		—
	7,000	—		$18.360	April 28, 2010	—		—	—		—
	7,000	—		$8.913	April 24, 2009	—		—	—		—
	20,000	—		$16.25	April 24, 2008	—		—	—		—

James C. Day	71,152	—		$37.925	April 30, 2012	—		—	63,870	(19)	$3,609,294
	102,800	—		$26.46	April 30, 2012	—		—	—		—
	100,000	—		$18.78	April 30, 2012	—		—	—		—
	116,400	—		$15.60	April 30, 2012	—		—	—		—

Mark A. Jackson	54,920	—		$35.79	March 20, 2008	—		—	—		—
	7,240	—		$41.10	March 20, 2008	—		—	—		—
	31,390	—		$37.925	March 20, 2008	—		—	—		—
	42,672	—		$26.46	March 20, 2008	—		—	—		—
	25,000	—		$24.405	March 20, 2008	—		—	—		—

(1)	For each named executive officer (except Mr. Sears), represents nonqualified stock options granted pursuant to the 1991 Plan. For Mr. Sears, represents nonqualified stock options granted pursuant to the 1992 Plan.

(2)	Except as otherwise noted, the numbers in this column represent time-vested Restricted Shares awarded pursuant to the 1991 Plan.

(3)	The market value was computed by multiplying the closing market price of the Ordinary Shares at fiscal year-end 2007 ($56.51) times the number of shares that have not vested.

(4)	The numbers in this column represent performance-vested Restricted Shares and are calculated based on achieving the applicable target performance goal.

(5)	One-third of the options granted became exercisable on February 13, 2008. An additional one-third of the options become exercisable on each of February 13, 2009 and 2010.

(6)	Of these shares, 6,706 vested on February 13, 2008; 33,333 will vest on September 20, 2008; 6,706 will vest on February 13, 2009; 33,334 will vest on September 20, 2009; and 6,706 will vest on February 13, 2010.

(7)	Consists of 53,189 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2007-2009 performance cycle.

(8)	One-third of the options granted became exercisable on September 20, 2007. An additional one-third of the options become exercisable on each of September 20, 2008 and 2009.

(9)	Of these shares, 3,736 vested on February 2, 2008; 5,588 vested on February 13, 2008; 6,000 will vest on April 27, 2008; 3,736 will vest on February 2, 2009; 5,588 will vest on February 13, 2009; and 5,588 will vest on February 13, 2010.

(10)	Includes 44,324 and 13,856 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2007-2009 performance cycle and the 2006-2008 performance cycle, respectively. Also includes 18,400 performance-vested Restricted Shares for the 2005-2007 performance cycle of which, effective February 7, 2008, 15,586 shares vested and the remaining shares for such performance cycle were forfeited.

(11)	One-third of the options granted became exercisable on each of February 2, 2007 and 2008. The remaining one-third of the options granted become exercisable on February 2, 2009.

(12)	One-third of the options granted became exercisable on each of April 27, 2006 and 2007. The remaining one-third of the options granted become exercisable on April 27, 2008.

(13)	Of these shares, 4,470 vested on February 13, 2008; 26,667 will vest on November 6, 2008; 4,471 will vest on February 13, 2009; 26,667 will vest on November 6, 2009; and 4,471 will vest on February 13, 2010.

(14)	Consists of 35,459 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2007-2009 performance cycle.

(15)	One-third of the options granted became exercisable on November 6, 2007. An additional one-third of the options become exercisable on each of November 6, 2008 and 2009.

(16)	Of these shares, 988 vested on February 2, 2008 and 2,421 vested on February 13, 2008; 3,400 will vest on April 27, 2008; 988 will vest on February 2, 2009; 2,421 will vest on February 13, 2009; and 2,422 will vest on February 13, 2010.

(17)	Includes 19,207 and 3,662 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2007-2009 performance cycle and the 2006-2008 performance cycle, respectively. Also includes 10,400 performance-vested Restricted Shares for the 2005-2007 performance cycle of which, effective February 7, 2008, 8,809 shares vested and the remaining shares for such performance cycle were forfeited.

(18)	Of these shares, 23,081 were awarded on October 25, 2007 pursuant to the 1991 Plan and were later forfeited in accordance with the terms of the award agreement for these shares upon the resignation of Mr. Sears as an officer of the Company on January 2, 2008. The remaining 8,002 shares were awarded under the 1992 Plan and, of these shares, 2,667 will vest on April 28, 2008; 2,668 will vest on April 29, 2008; and 2,667 will be forfeited on the date of Mr. Sears’ retirement from our Board unless our Board, in its discretion, determines to remove the restrictions on vesting.

(19)	Includes 18,447 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2006-2008 performance cycle. Also includes 45,423 performance-vested Restricted Shares for the 2005-2007 performance cycle of which, effective February 7, 2008, 38,475 shares vested and the remaining shares for such performance cycle were forfeited.

           The following table sets forth certain information with respect to the amounts received upon the exercise of options or the vesting of Restricted Shares during the year ended December 31, 2007 for each of the named executive officers on an aggregated basis.
Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards (1)
	Number of Shares		Number of Shares	Value Realized
	Acquired on	Value Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)(2)	Vesting (#)(3)	($)(3)
David W. Williams	—	—	33,333	$1,648,317	(4)

Julie J. Robertson	120,000	$4,496,457	20,730	$813,211	(5)

Thomas L. Mitchell	—	—	26,666	$1,502,362	(6)

Robert D. Campbell	432,584	$15,746,102	9,616	$380,671	(7)

William A. Sears	—	—	5,332	$232,448	(8)

James C. Day	493,600	$15,955,833	145,086	$5,712,536	(9)

Mark A. Jackson	140,000	$4,541,191	106,098	$4,769,595	(10)

(1)	Represents Restricted Share awards and non-qualified stock option grants under the 1991 Plan for each named executive officer, except for the amounts reported under the Stock Awards column for William A. Sears which represent shares acquired upon the vesting of restricted Ordinary Shares issued under the 1992 Plan.

(2)	The value is based on the difference in the market price of the Ordinary Shares at the time of exercise and the exercise price of the options.

(3)	The value is based on the closing market price of the Ordinary Shares on the vesting date multiplied by the aggregate number of shares that vested on such date.

(4)	Vesting occurred on September 20, 2007. The closing market price per Ordinary Share on that date was $49.45.

(5)	Of these shares, 3,736 shares vested on February 2, 2007, with a value of $141,520 (based on a closing market price per Ordinary Share of $37.88 on that date); 7,230 shares vested on February 13, 2007, with a value of $259,015 (based on a closing market price per Ordinary Share of $35.825 on that date); 3,764 shares vested on April 20, 2007, with a value of $151,106 (based on a closing market price per Ordinary Share of $40.145 on that date); and 6,000 shares vested on April 27, 2007, with a value of $261,570 (based on a closing market price per Ordinary Share of $43.595 on that date).

(6)	Vesting occurred on November 6, 2007. The closing market price per Ordinary Share on that date was $56.34.

(7)	Of these shares, 986 shares vested on February 2, 2007, with a value of $37,350 (based on a closing market price per Ordinary Share of $37.88 on that date); 3,440 shares vested on February 13, 2007, with a value of $123,238 (based on a closing market price per Ordinary Share of $35.825 on that date); 1,790 shares vested on April 20, 2007, with a value of $71,860 (based on a closing market price per Ordinary Share of $40.145 on that date); and 3,400 shares vested on April 27, 2007, with a value of $148,223 (based on a closing market price per Ordinary Share of $43.595 on that date).

(8)	Of these shares, 2,666 shares vested on April 28, 2007, with a value of $116,224 (based on a closing market price per Ordinary Share of $43.595 on April 27, 2007); and 2,666 shares vested on April 29, 2007, with a value of $116,224 (based on a closing market price per Ordinary Share of $43.595 on April 27, 2007).

(9)	Of these shares, 11,192 shares vested on February 2, 2007, with a value of $423,953 (based on a closing market price per Ordinary Share of $37.88 on that date); 51,240 shares vested on February 13, 2007, with a value of $1,835,673 (based on a closing market price per Ordinary Share of $35.825 on that date); 26,668 shares vested on April 20, 2007, with a value of $1,070,587 (based on a closing market price per Ordinary Share of $40.145 on that date); 16,800 shares vested on April 27, 2007, with a value of $732,396 (based on a closing market price per Ordinary Share of $43.595 on that date); and 39,186 shares vested on April 30, 2007, with a value of $1,649,927 (based on a closing market price per Ordinary Share of $42.105 on that date).

(10)	Of these shares, 4,938 shares vested on February 2, 2007, with a value of $187,051 (based on a closing market price per Ordinary Share of $37.88 on that date); 19,490 shares vested on February 13, 2007, with a value of $698,229 (based on a closing market price per Ordinary Share of $35.825 on that date); 10,144 shares vested on April 20, 2007, with a value of $407,231 (based on a closing market price per Ordinary Share of $40.145 on that date); 1,138 shares vested on April 26, 2007, with a value of $49,093 (based on a closing market price per Ordinary Share of $43.14 on that date); 9,000 shares vested on April 27, 2007, with a value of $392,355 (based on a closing market price per Ordinary Share of $43.595 on that date); and 61,388 shares vested on September 20, 2007, with a value of $3,035,636 (based on a closing market price per Ordinary Share of $49.45 on that date).
           The following table sets forth certain information with respect to retirement payments and benefits under defined benefit plans for each of the named executive officers.
Pension Benefits

		Number
		of Years	Present
		Credited	Value of	Payments
		Service	Accumulated	During Last
		(#)	Benefit ($)	Fiscal Year
Name	Plan Name	(1)	(1)(2)	($)
David W. Williams (3)	—	—	—	—

Julie J. Robertson	Noble Drilling Corporation Salaried Employees’ Retirement Plan	19.000	$233,925	$0
	Noble Drilling Corporation Retirement Restoration Plan	19.000	$613,488	$0

Thomas L. Mitchell (3)	—	—	—	—

Robert D. Campbell	Noble Drilling Corporation Salaried Employees’ Retirement Plan	9.000	$187,493	$0
	Noble Drilling Corporation Retirement Restoration Plan	9.000	$406,676	$0

William A. Sears (3)	—	—	—	—

James C. Day	Noble Drilling Corporation Salaried Employees’ Retirement Plan	29.455	$909,327	$40,373
	Noble Drilling Corporation Retirement Restoration Plan	29.455	$0	$10,743,991

Mark A. Jackson	Noble Drilling Corporation Salaried Employees’ Retirement Plan	7.052	$86,875	$0
	Noble Drilling Corporation Retirement Restoration Plan	7.052	$371,267	$0

(1)	Computed as of December 31, 2007, which is the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements and notes thereto included in the 2007 Form 10-K.

(2)	For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Corporation Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 9 to the Company’s audited consolidated financial statements in the 2007 Form 10-K.

(3)	Not a participant in the Noble Drilling Corporation Salaried Employees’ Retirement Plan and the Noble Drilling Corporation Retirement Restoration Plan as of December 31, 2007.

           Under the Noble Drilling Corporation Salaried Employees’ Retirement Plan (and the related unfunded, nonqualified Noble Drilling Corporation Retirement Restoration Plan), the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Pursuant to the terms of the plan, Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment.
           A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) shall be eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.
           The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. Participants may elect to receive, in lieu of the monthly retirement income, one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the monthly retirement income. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity, and for married participants several forms of joint and survivor elections.
           The monthly retirement income payable pursuant to the plan is equal to:
•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus

•	six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).
The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 successive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program, and stock options and stock appreciation rights). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as defined by the Internal Revenue Service for the given plan year. Any compensation in excess of this defined limit will be considered in the Noble Drilling Corporation Retirement Restoration Plan. The Company has not granted extra years of credited service under the plan to any of the named executive officers.
           Early retirement can be considered at the time after which the participant has attained the age of 55 and has completed at least five years of service or for a participant who was a participant on or before January 1, 1986 and has completed 20 years of covered employment. Robert D. Campbell is the only currently employed named executive officer who currently meets the requirements to be considered for early retirement under the plan. A participant shall be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its affiliated companies prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s affiliated companies. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income times a percentage applicable to the participant’s age as of the date such income commences being paid. For example, if such early retirement benefits were to be paid as of the date of this proxy statement to Mr. Campbell, Mr. Campbell, age 57, would be entitled to 56.7 percent of his accrued monthly retirement income.
           If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s affiliated companies and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $1,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant is eligible to receive a monthly retirement income for life, commencing in payment on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.
           The following table sets forth for the named executive officers certain information at December 31, 2007 and for the year then ended with respect to the Noble Drilling Corporation 401(k) Savings Restoration Plan.
Nonqualified Deferred Compensation

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY ($) (1)	Last FY ($) (2)	Last FY ($)	Distributions ($)	Last FYE ($)
David W. Williams	$18,521	$1,400	$(831)	$0	$16,173

Julie J. Robertson	$67,292	$11,375	$178,065	$0	$1,675,629

Thomas L. Mitchell	$10,500	$1,400	$83	$0	$9,983

Robert D. Campbell	$5,325	$2,000	$25,445	$0	$324,099

William A. Sears (3)	—	—	—	—	—

James C. Day	$104,400 (4)	$6,039	$1,166,908	$5,018,702	$4,735,593

Mark A. Jackson	$7,404	$7,404	$56,002	$316,146	$268,056

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The Company contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation Table.

(3)	Not a participant in the Noble Drilling Corporation 401(k) Savings Restoration Plan.

(4)	Includes $58,333 of base salary that was deferred in the form of Ordinary Shares pursuant to the Noble Drilling Corporation 401(k) Savings Restoration Plan. This amount is also included in the Salary column of the Summary Compensation Table.
           The Noble Drilling Corporation 401(k) Savings Restoration Plan is a nonqualified, unfunded employee benefit plan under which certain highly compensated employees of the Company may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions. Effective April 1, 2007, such employer matching contributions were made in cash. Prior to such date, employer matching contributions were made in Ordinary Shares. The employer matching amount is limited in the same manner as are employer matching contributions under the Noble Drilling Corporation 401(k) Savings Plan.
           Compensation considered for deferral in the Noble Drilling Corporation 401(k) Savings Restoration Plan consists of cash remuneration payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding bonuses, allowances, commissions, deferred compensation payments and any other extraordinary remuneration. For each plan year, participants in the nonqualified plan are able to defer pursuant to the terms of the plan up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and the applicable 401(k) amount. The applicable 401(k) amount is defined in the plan to mean, with respect to a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Corporation 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Corporation 401(k) Savings Plan contribution limitation for such year imposed by the committee.
           At the discretion of the Company, eligible participants may be credited with amounts of cash or Ordinary Shares in their plan accounts as additional awards under the plan. Pursuant to this feature of the plan, Mr. Day deferred $58,333 of his base salary in the year ended December 31, 2007 into the form of Ordinary Shares. The plan limits the total number of Ordinary Shares issuable under the plan to 200,000. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.
           Participants are required to take distribution as soon as practicable following termination of employment but in no event later than 30 days after the last day of the quarter of the plan year during which a participant’s employment with an employer or affiliated company terminates for any reason other than transfer of employment to another employer or affiliated company.
Potential Payments on Termination or Change of Control
Change of Control Employment Agreements
           The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each person serving as a named executive officer at December 31, 2007 (other than Mr. Sears). These change of control employment agreements become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.
           The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a diminution of responsibilities or compensation) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:
•	a lump sum amount equal to the sum of (i) any unpaid portion of the officer’s current salary, (ii) the prorated portion of the officer’s highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the “Highest Bonus”), and (iii) any compensation previously deferred by the officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum payment equal to three times the sum of the officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for a three-year period to the officer and the officer’s family at least equal to those that would have been provided had the employment not been terminated. If, however, the executive becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”);

•	an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the Code, if any, had been imposed (the “Excise Tax Payment”);

•	outplacement services; and

•	the 100 percent vesting of all unvested stock options granted or restricted stock awarded under the 1991 Plan and any other similar plan.
           In addition, with respect to options to purchase Ordinary Shares (whether or not such options are exercisable) held by the officer, the officer shall have the right, during the 60-day period after the date of the officer’s termination, to elect to surrender all or part of the options the officer holds in exchange for a cash payment by the Company to the officer in an amount equal to the number of Ordinary Shares subject to the officer’s options multiplied by the excess of (x) over (y), where (x) equals the highest reported sale price of an Ordinary Share in any transaction reported on the New York Stock Exchange during the 60-day period prior to and including the officer’s date of termination and (y) equals the purchase price per share covered by the option.
           A “change of control” is defined in the agreement to mean:
•	the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding Ordinary Shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation pursuant to a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding Ordinary Shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding Ordinary Shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding Ordinary Shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding Ordinary Shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the members of the Company of a complete liquidation or dissolution of the Company.
           Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.
           The agreement contains a provision on confidentiality obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of any one else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.
           The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.
           Assuming a change of control had taken place on December 31, 2007 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

	David W.	Julie J.	Thomas L.	Robert D.
Payment or Benefit	Williams	Robertson	Mitchell	Campbell
Accrued Obligations	$150,000	$560,000	$100,000	$300,000
Severance Amount	$1,950,012	$2,955,012	$1,499,988	$1,845,000
Welfare Benefit Continuation	$80,359	$60,085	$75,916	$55,639
Supplemental Retirement Amount	$0	$970,853	$0	$241,889
Excise Tax Payment	$3,549,684	$4,752,304	$2,515,590	$0
Outplacement Services (1)	$30,000	$25,000	$30,000	$25,000
Accelerated Vesting of Options and Restricted Shares (2) (3)	$11,612,967	$9,279,045	$8,253,737	$3,991,043

(1)	Represents an estimate of the costs to the Company of outplacement services for one year.

(2)	The total number of Restricted Shares held at December 31, 2007, and the aggregate value of accelerated vesting thereof at December 31, 2007 (computed by multiplying $56.51, the closing market price of the Ordinary Shares at December 31, 2007, times the total number of Restricted Shares held), were as follows: Mr. Williams – 165,935 shares valued at $9,376,987; Ms. Robertson – 144,576 shares valued at $8,169,990; Mr. Mitchell – 119,512 shares valued at $6,753,623; and Mr. Campbell – 62,316 shares valued at $3,521,477.

(3)	The total number of unvested options held at December 31, 2007, and the aggregate value of the accelerated vesting thereof at December 31, 2007 (computed by multiplying $56.51, the closing market price of Ordinary Shares at December 31, 2007, times the total number of Ordinary Shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Williams – 94,127 shares valued at $2,235,980; Ms. Robertson – 50,054 shares valued at $1,109,055; Mr. Mitchell – 71,640 shares valued at $1,500,114; and Mr. Campbell – 20,302 shares valued at $469,566.
           The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely payment or provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination plus the amount of any compensation previously deferred by the officer, in each case to the extent unpaid. If the officer voluntarily terminates the officer’s employment within the three years after a change of control, excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for the payment of the Accrued Obligations.
The 1991 Plan
           We have granted nonqualified stock options and awarded time-vested Restricted Shares and performance-vested Restricted Shares under the 1991 Plan.
     Nonqualified Stock Options
           Our nonqualfied stock option agreements provide that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is 10 years from the date of the option grant by reason of the officer’s death, disability or retirement, then the option, including any then unvested Ordinary Shares all of which shall be automatically accelerated, may be exercised at any time within five years after such termination of employment but not after the expiration of the 10-year period. If a named executive officer terminated employment on December 31, 2007 due to disability, death or retirement, all the named executive officer’s then outstanding nonqualified stock options granted by us in 2006 and 2005 would have become fully exercisable. Under the plan, retirement means a termination of employment with the Company or an affiliate of the Company on a voluntary basis by a person if immediately prior to such termination of employment, the sum of the age of such person and the number of such person’s years of continuous service with the Company or one or more of its affiliates is equal to or greater than 60.
           Assuming that the named executive officer’s employment terminated on December 31, 2007 due to disability, death or retirement, the following table sets forth certain information with respect to unexercisable options subject to accelerated vesting for the indicated named executive officers.

	Number of Ordinary Shares
	Underlying Unexercisable
	Options Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	66,667	$1,667,008
Julie J. Robertson	27,170	$634,899
Thomas L. Mitchell	53,334	$1,120,814
Robert D. Campbell	10,386	$264,107
William A. Sears	0	$0
     Restricted Shares
           Our time-vested Restricted Share agreements provide for the full vesting of Restricted Share awards upon the occurrence of the death or disability of the officer or a change in control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). A “change of control” is defined in these agreements and the performance-vested Restricted Share agreements described below to mean:
•	the committee administrating the plan determines that any person or group has become the beneficial owner of more than 50 percent of the Ordinary Shares;

•	the Company is merged or amalgamated with or into or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned in the aggregate by the members of the Company immediately prior to such merger, amalgamation or consolidation, or if a record date has been set to determine the members of the Company entitled to vote on such merger, amalgamation or consolidation, the members of the Company as of such record date;

•	the Company either individually or in conjunction with one or more subsidiaries of the Company, sells, conveys, transfers or leases, or the subsidiaries of the Company sell, convey, transfer or lease, all or substantially all of the property of the Company and the subsidiaries of the Company, taken as a whole (either in one transaction or a series of related transactions);

•	the Company liquidates or dissolves; or

•	the first day on which a majority of the individuals who constitute the board of directors of the Company are not continuing directors (within the meaning of the plan).
           Assuming that either a change of control took place on December 31, 2007 or the named executive officer’s employment terminated on that date due to disability or death, the following table sets forth certain information with respect to Restricted Shares subject to accelerated vesting for the indicated named executive officers.

	Number of Time-Vested
	Restricted Shares Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	86,785	$4,904,220
Julie J. Robertson	30,236	$1,708,636
Thomas L. Mitchell	66,746	$3,771,816
Robert D. Campbell	12,640	$714,286
William A. Sears	23,081	$1,304,307
           Our performance-vested Restricted Share agreements provide for the vesting of 66.7 percent of the Restricted Share awards upon the occurrence of a change in control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). Assuming that a change of control took place on December 31, 2007, the following table sets forth certain information with respect to Restricted Shares subject to accelerated vesting for the indicated named executive officers.

	Number of Performance-Vested
	Restricted Shares Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	52,793	$2,983,335
Julie J. Robertson	76,265	$4,309,723
Thomas L. Mitchell	35,195	$1,988,865
Robert D. Campbell	33,134	$1,872,396
William A. Sears	0	$0

Transition Consulting Services Agreement
           The Company and James C. Day entered into a Transition Consulting Services Agreement dated as of April 26, 2007 (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Day agreed to provide consulting services to the Company and its affiliated entities from May 1, 2007 through April 30, 2009 (the “Completion Date”). These consulting services may include matters relating to: transition of the duties and responsibilities of Mr. Day as a former Chief Executive Officer of the Company to successor Chief Executive Officers; strategic acquisitions, dispositions, capital raising activities and major financings; compensation matters; and business strategy planning. The Transition Agreement provides for Mr. Day to receive a monthly fee of $20,834 and to be reimbursed for all reasonable out-of-pocket expenses incurred by him in the course of his duties under the Transition Agreement. The Company will indemnify and advance expenses to Mr. Day for matters in which he is named or threatened to be named a party, to the extent arising out of his services under the Transition Agreement or status as a consultant to the Company, on the same terms that the Company indemnifies and advances expenses to its directors.
           Under the terms of the Transition Agreement, Mr. Day released the Company and its affiliates from all claims relating to his employment with the Company or the termination of such employment and agreed that he will not, from May 1, 2007 through the one-year anniversary of the Completion Date, compete with the Company or solicit the Company’s customers or employees. The Transition Agreement also contains covenants of Mr. Day regarding confidentiality of certain information and non-disparagement. The Transition Agreement does not terminate, modify or supersede any benefit to which Mr. Day, as a retired executive of the Company, otherwise is entitled to receive.
           The compensation committee exercised its discretion pursuant to the terms of the 1991 Plan to accelerate, effective with Mr. Day’s retirement, the vesting of 39,186 time-vested Restricted Shares of the Company held by Mr. Day that had not vested on or before April 30, 2007, which was the effective date of Mr. Day’s retirement. At the time of Mr. Day’s retirement, our Board approved a charitable gift of $1.5 million to the capital campaign of the University of Oklahoma College of Earth and Energy in recognition of Mr. Day’s service to the Company. The Company paid the full amount of this chartable gift in 2007.
Separation Agreement and Release
           On September 20, 2007, the Company and Mark A. Jackson, then Chairman of the Board, Chief Executive Officer and President of the Company, mutually determined to terminate their employment relationship effective immediately. In connection with this termination, the Company and Mr. Jackson entered into a Separation Agreement and Release dated as of September 20, 2007 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Jackson’s employment and all positions held by Mr. Jackson with the Company and its subsidiaries and affiliates were terminated effective September 20, 2007 (the “Separation Date”). Pursuant to the terms of the Separation Agreement, the Company paid to Mr. Jackson an amount of cash for all salary earned but unpaid through the Separation Date and for all accrued but unused vacation as of the Separation Date. In addition, the Company paid a separation payment to Mr. Jackson equal to one year of his base salary in effect as of the Separation Date ($750,000), plus an amount equal to the bonus amount Mr. Jackson could have earned (on a pro rated basis through the Separation Date) under the STIP for the 2007 plan year ($562,500).
           Pursuant to the terms of the Separation Agreement, (i) 97,144 shares subject to nonqualified stock options granted to Mr. Jackson under the 1991 Plan became immediately vested and exercisable in accordance with the terms and conditions of the agreements granting those options, and (ii) 61,388 time-vested Restricted Shares awarded to Mr. Jackson under the 1991 Plan became immediately vested.
           Under the terms of the Separation Agreement, Mr. Jackson released the Company and its affiliates from all claims relating to his employment with the Company or the termination of such employment and agreed that he will not, for a one year period following the Separation Date, solicit the Company’s employees. The Separation Agreement also contains covenants of Mr. Jackson regarding confidentiality of certain information and non-disparagement.
           Any vested interest held by Mr. Jackson in any retirement plan or other plan in which Mr. Jackson participated will be distributed to him in accordance with the terms of those plans and applicable law. The Separation Agreement does not terminate any right Mr. Jackson may have to indemnification under the Company’s organizational documents, applicable law or the Company’s director and officer liability insurance policy as in effect from time to time. Other than what is expressly provided for in the Separation Agreement, Mr. Jackson is not entitled to any other compensation, payments or benefits from the Company or its subsidiaries.
DIRECTOR COMPENSATION
           The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.
     Annual Retainers and Other Fees and Expenses.
           We pay our non-employee directors an annual retainer of $50,000 of which 20 percent is paid in Ordinary Shares pursuant to the Noble Corporation Equity Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may elect to receive up to all the balance in Ordinary Shares or cash. Non-employee directors make elections on a quarterly basis. The number of Ordinary Shares to be issued under the plan in any particular quarter is generally determined using the average of the daily closing prices of the Ordinary Shares for the last 15 consecutive trading days of the previous quarter. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.
           In addition, we pay our non-employee directors a Board meeting fee of $2,000. We pay each member of our audit committee a committee fee of $2,500 per meeting and each member of our other committees a committee meeting fee of $2,000 per meeting. The chair of the audit committee receives an annual retainer of $15,000, the chair of the compensation committee receives an annual retainer of $12,500 and the chair of each other standing Board committee receives an annual retainer of $10,000. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.
     Non-Employee Director Stock Options and Restricted Shares.
           In 2007, the compensation committee commissioned Hewitt to conduct a competitive market analysis of non-employee director compensation. Hewitt’s report included analysis on current market practices in non-employee director compensation amongst the companies in the Direct and Broad Energy Peer Groups and made recommendations to the compensation committee. In order to provide our Board with flexibility annually to align non-employee director compensation more closely with compensation paid to non-employee directors of one or more comparator groups of companies, our Board amended the 1992 Plan in October 2007 to:
•	eliminate the annual grant to non-employee directors of an option to purchase 4,000 Ordinary Shares;

•	eliminate the one-time grant to new non-employee directors of an option to purchase 20,000 Ordinary Shares; and

•	modify the annual award of 8,000 Restricted Shares from a fixed number of Restricted Shares to an annually-determined variable number of Restricted Shares or unrestricted Ordinary Shares not to exceed an aggregate of 8,000 shares per non-employee director.
Pursuant to the terms of the amended 1992 Plan, each annually-determined award of a variable number of Restricted Shares or unrestricted Ordinary Shares is made on a date selected by the Board, or if no such date is selected by the Board, the date on which the Board action approving such award is taken. Any future award of Restricted Shares will be evidenced by a written agreement that will include such terms and conditions not inconsistent with the terms and conditions of the 1992 Plan as the Board considers appropriate in each case.
           On October 25, 2007, an award of 6,060 unrestricted Ordinary Shares under the amended 1992 Plan was made to each non-employee director serving on that date. Based on a review of market data provided by Hewitt, the market value of this award approximated the 75th percentile of the compensation paid to non-employee directors in the comparator groups. The grant date fair value computed in accordance with SFAS No. 123R of the 6,060 unrestricted Ordinary Share award was $321,907, which value was immediately recognized by the Company at the time of the award (see footnote 4 in the table below). By way of comparison, the grant date fair value computed in accordance with SFAS No. 123R of the 8,000 Restricted Shares that would have been awarded to non-employee directors if the 1992 Plan had not been amended would have been $424,960 (calculated using a grant date fair value per share of $53.12 on October 25, 2007), which value would have been generally recognized on a straight line basis over the three-year vesting period of the award.
           The 1992 Plan was approved by members in April 2005. Once an equity compensation plan has been approved by members, the NYSE rules provide that material revisions to equity compensation plans require member approval. Prior to making the October 2007 amendments to the 1992 Plan, the Company sought and obtained from the NYSE confirmation that the October 2007 amendments were not considered by the NYSE to be material revisions to the 1992 Plan that would require member approval.
           Under the terms of the 1992 Plan in effect before the October 2007 amendments, non-employee directors received the grants and awards described below in this and the next paragraph. On the next business day after each annual general meeting of members of the Company, the Company made an annual grant of an option to purchase 4,000 Ordinary Shares and an annual award of 8,000 Restricted Shares. The options were granted at fair market value on the grant date, which was generally determined using the average of the daily closing prices of the Ordinary Shares for the 10 business days immediately preceding the date of grant, and are exercisable from time to time over a period generally commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the plan. The Restricted Shares were awarded to vest one-third per year over three years commencing one year from the award date. If a non-employee director ceases to serve as a director for any reason, any unvested Restricted Shares generally will be forfeited by such director; provided, however, if the cessation is due to such director’s death, retirement or disability, our Board may, in its sole and absolute discretion, deem that the terms and conditions have been met for such director to retain all or part of such unvested Restricted Shares.
            Under the terms of the 1992 Plan in effect before the October 2007 amendments, each new non-employee director received a one-time grant of an option to purchase 20,000 Ordinary Shares on the first grant date after such director began serving on our Board (instead of the annual grant of an option to purchase 4,000 Ordinary Shares and award of 8,000 Restricted Shares that would have otherwise been applicable). This one-time option was granted on the same terms and conditions as are described above for the 4,000 share annual option grant. The annual grant of an option to purchase 4,000 Ordinary Shares and the annual award of 8,000 Restricted Shares were not made for the year ended December 31, 2007.
           The following table shows the compensation of the Company’s directors for the year ended December 31, 2007.
Director Compensation for 2007

					Change in
					Pension Value
	Fees			Non-Equity	and
	Earned			Incentive	Nonqualified
	or Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards ($)	Awards ($)	Compen-	Compensation	Compen-
Name (1)(2)	($)(3)	(4)	(5)	sation ($)	Earnings ($)	sation ($)	Total ($) (6)
Michael A. Cawley	$104,000	$496,381	$18,290	—	—	$1,067	$619,738
Lawrence J. Chazen	$134,000	$496,381	$18,290	—	—	$1,067	$649,738
Luke R. Corbett	$96,000	$496,381	$18,290	—	—	$1,067	$611,738
Julie H. Edwards	$125,500	$321,907	$91,452	—	—	$0	$538,859
Marc E. Leland	$100,000	$496,381	$18,290	—	—	$1,067	$615,738
Jack E. Little	$150,500	$496,381	$18,290	—	—	$1,067	$666,238
Mary P. Ricciardello	$153,000	$496,381	$18,290	—	—	$1,067	$668,738
William A. Sears	$102,500	$174,474	$18,290	—	—	$1,067	$296,331

(1)	The compensation paid to James C. Day and Mark A. Jackson for their services performed as directors of the Company during 2007 is fully reflected in the Summary Compensation Table. The compensation paid to Mr. Sears for services performed as a director of the Company prior to September 20, 2007, the effective date of his appointment on an interim basis as Chairman of the Board, Chief Executive Officer and President of the Company, is fully reflected in this Director Compensation table. No compensation was paid to Mr. Sears for services performed as a director of the Company during 2007 after the date of his appointment to such offices.

(2)	The total number of Restricted Shares and options to purchase Ordinary Shares outstanding as of December 31, 2007 under the 1992 Plan were as follows: Mr. Cawley – 8,002 shares and 84,000 options; Mr. Chazen – 8,002 shares and 48,000 options; Mr. Corbett – 8,002 shares and 58,000 options; Ms. Edwards – 0 shares and 20,000 options; Mr. Leland – 8,002 shares and 77,000 options; Mr. Little – 8,002 shares and 83,000 options; Ms. Ricciardello – 8,002 shares and 28,000 options; and Mr. Sears– 8,002 shares and 97,000 options.

(3)	Includes the portion of the $50,000 annual retainer paid to our directors in Ordinary Shares pursuant to the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

(4)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with SFAS No. 123R for unrestricted Ordinary Shares awarded in 2007 and Restricted Shares awarded in 2006 and 2005. Under the fair value recognition provisions of SFAS No. 123R, the grant date fair value of stock-based compensation is recognized as expense over the service period, which generally represents the vesting period. For the unrestricted Ordinary Shares awarded in 2007 to each director listed in the Director Compensation Table (other than Mr. Sears), the full SFAS No. 123R grant date fair value of $321,907 was recognized in 2007 on the date the award of unrestricted Ordinary Shares was made. Restricted Shares with a three-year vesting period were awarded in 2006 and 2005 to each director listed in the Director Compensation Table except for Ms. Edwards, who as a new non-employee director in 2006 then received the one-time grant of an option to purchase 20,000 Ordinary Shares. For the Restricted Shares awarded in 2006 and 2005, the dollar amount recognized in 2007 in accordance with SFAS No. 123R was $174,474. A description of the assumptions made in our valuation of stock and option awards is set forth in Note 6 to the Company’s audited consolidated financial statements in the 2007 Form 10-K.

(5)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with SFAS No. 123R for options granted in 2006 that vested in 2007. No options were granted in 2007. A description of the assumptions made in our valuation of stock and option awards is set forth in Note 6 to the Company’s audited consolidated financial statements in the 2007 Form 10-K.

(6)	The compensation reflected in the Total column includes certain dollar amounts for Restricted Shares awarded in 2006 and 2005 and for options granted in 2006 that vested in 2007, as reported in accordance with the applicable rules of the SEC. See footnotes 4 and 5 above. As described under “Non-Employee Director Stock Options and Restricted Shares” preceding this table, the Board effected the October 2007 amendments to the 1992 Plan to provide flexibility annually to align non-employee director compensation more closely with compensation paid to non-employee directors of one or more comparator groups of companies. The compensation in the Total column, adjusted to deduct amounts attributable to pre-2007 compensation actions as referenced in the first sentence of this footnote, would be:

Name	Total

Cawley	$426,974
Chazen	$456,974
Corbett	$418,974
Edwards	$447,407
Leland	$422,974
Little	$473,474
Ricciardello	$475,974
Sears	$103,567

EQUITY COMPENSATION PLAN INFORMATION
           The following table sets forth as of December 31, 2007 information regarding securities authorized for issuance under our equity compensation plans.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,397,773	$21.28	5,004,035

Equity compensation plans not approved by security holders	N/A	N/A	255,504 (1)

Total	4,397,773	$21.28	5,259,539

(1)	Consists of shares issuable under the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors.
           A description of the material features of the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors is set forth on pages 35-36 and 42, respectively, of this proxy statement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
           Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the Ordinary Shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the Ordinary Shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
           To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2007, our directors, officers and beneficial owners of more than 10 percent of the Ordinary Shares complied with all applicable Section 16(a) filing requirements except as follows: one report of change in ownership following the grant of options and awards of Restricted Shares was filed late by each of Julie J. Robertson, Thomas L. Mitchell, Robert D. Campbell and Mark A. Jackson.
AUDITORS
           The audit committee of the Board has voted unanimously to appoint PricewaterhouseCoopers LLP to audit our financial statements for the year ending December 31, 2008, subject to the approval of members. PricewaterhouseCoopers LLP has audited our financial statements since 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual general meeting to respond to appropriate questions from members, and they will be given the opportunity to make a statement should they desire to do so. Our Board unanimously recommends that members vote FOR the appointment of PricewaterhouseCoopers LLP as independent auditors for 2008.

Report of the Audit Committee
To the Members of
Noble Corporation:
           The board of directors (the “Board”) of Noble Corporation (the “Company”) maintains an audit committee composed of four non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the United States Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934.
           The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:
•	integrity of the Company’s financial statements,

•	compliance by the Company with standards of business ethics and legal and regulatory requirements,

•	qualifications and independence of the Company’s independent auditors and

•	performance of the Company’s independent auditors and internal auditors.
           In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.
           The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the Company’s independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.
           The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held 20 meetings during 2007 and met again on January 23, 2008, February 7, 2008 and February 26, 2008. The number of meetings was greater as compared to historical periods as a result of the previously reported ongoing internal investigation of the Company’s Nigeria operations commissioned by the audit committee in June 2007.
Fees Paid to Independent Auditors
           The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2007 (in thousands):

	2007	2006
Audit Fees (1)	$2,393	$2,569
Audit-Related Fees (2)	25	109
Tax Fees (3)	2,803	1,895
All Other Fees	0	0

Total	$5,221	$4,573

(1)	Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2007 and 2006 and the reviews of the financial statements included in the Company’s quarterly reports on

Form 10-Q for each of those years and for attestation on management’s assessment of internal control for 2007 and 2006.

(2)	Represents fees for professional services rendered for benefit plan audits for 2007 and 2006.

(3)	Represents fees for professional services rendered for tax compliance and advisory services and statutory tax reports for 2007 and 2006.
Pre-Approval Policies and Procedures
           On January 29, 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services for 2004, which established that the audit committee’s policy is, each year, to adopt a pre-approval policy framework under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On February 7, 2008 and February 1, 2007, the audit committee readopted such policy framework for 2008 and 2007, respectively. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.
Summary
           In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 26, 2008	AUDIT COMMITTEE Mary P. Ricciardello, Chair Lawrence J. Chazen Julie H. Edwards Jack E. Little

OTHER MATTERS
Member Proposals
           Any proposal by a member intended to be presented at the 2009 annual general meeting of members must be received by the Company at our principal executive offices at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, Attention: Julie J. Robertson, Executive Vice President and Secretary, no later than November 26, 2008, for inclusion in our proxy materials relating to that meeting.
           In order for a member to bring other business before an annual general meeting of members, timely notice must be received by our corporate secretary not less than 60 nor more than 120 days in advance of the meeting. The notice must include a description of the proposed item, the reasons the member believes support its position concerning the item, and other information specified in article 34 of the Company’s articles of association. A copy of article 34 is included in Annex A attached to this proxy statement. These requirements are separate from and in addition to the requirements a member must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
Solicitation of Proxies
           The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained The Altman Group to aid in the solicitation of proxies for a fee of $7,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Ordinary Shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.
Additional Information about the Company
           You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:
•	Our corporate governance guidelines.

•	The charters of each of our standing committees of the Board.

•	Our code of business conduct and ethics.

•	Our memorandum and articles of association.

•	Information concerning our business and recent news releases and filings with the SEC.

•	Information concerning our board of directors and member relations.
           Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2007 Annual Report, which is being mailed with this proxy statement.

NOBLE CORPORATION

David W. Williams
Chairman of the Board, Chief Executive Officer and
President
Sugar Land, Texas
March 24, 2008

ANNEX A
ARTICLES 34, 54 AND 57
EXCERPTED FROM
THE ARTICLES OF ASSOCIATION
OF NOBLE CORPORATION
     34 In order for business to be properly brought before a general meeting by a Member, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Company not less than 60 nor more than 120 days prior to the meeting. Each such notice shall set forth: (a) the name and address of the Member who intends to make the proposal as the same appear in the Company’s records; (b) the class and number of shares of the Company that are owned by such Member; and (c) a clear and concise statement of the proposal and the Member’s reasons for supporting it. The filing of a Member notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order; and such business shall not be conducted at the meeting.
* * *
     54 Each Director shall be at least 21 years of age. A person shall be eligible to be elected a Director of the Company until the annual general meeting of the Company next succeeding such person’s 72nd birthday, and any person serving as a Director on such Director’s 72nd birthday shall be eligible to complete such Director’s term as such. Directors need not be Members of the Company.
* * *
     57 Subject to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or by any Member entitled to vote for the election of Directors. Any Member entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such Member’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (a) with respect to an election to be held at an annual general meeting of Members, 90 days in advance of such meeting, and (b) with respect to an election to be held at an extraordinary general meeting of Members for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Members. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination of the person or persons to be nominated; (ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (iv) such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
A-1

THERE ARE THREE WAYS TO DELIVER YOUR PROXY

TELEPHONE

This method is available for residents of U.S. and Canada. On a touch tone telephone, call **TOLL FREE 1-866-628-8859**, 24 hours a day, 7 days a week. You will be prompted to provide your unique †Control Number□ shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Available until 5:00 p.m. Eastern Time on Wednesday, April 30, 2008.

INTERNET

Visit the Internet website at **www.proxyonline.com**. Enter the unique †Control Number□shown below and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m. Eastern Time on Wednesday, April 30, 2008.

MAIL

Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

CONTROL NUMBER

☐

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

☒ Please mark votes as in this example

	FOR all nominees listed below (except as marked to the contrary below)	**WITHHOLD AUTHORITY** to vote for all nominees as listed below
Item 1. Election of Directors. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE €FOR„ THE ELECTION OF THE NOMINEES LISTED BELOW.**	☐	☐

LAWRENCE J. CHAZEN
MARY P. RICCIARDELLO

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

____

	FOR	**AGAINST**	**ABSTAIN**
Item 2. Approval of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2008. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE €FOR„ APPROVAL.**	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Change of address and/or comments? Mark here. ☐

Date: ______________________________, 2008

____
Signature(s)

____
Signature(s)

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink.

(Please complete, date and sign this proxy card and return it promptly in the enclosed postage prepaid envelope.)

PLEASE DETACH PROXY CARD HERE

P
R
O
X
Y

NOBLE CORPORATION

PROXY

Proxy Solicited on Behalf of the Board of Directors.

The undersigned, revoking any proxy heretofore given for the Meeting of the Members described below, hereby appoints David W. Williams, Thomas L. Mitchell and Julie J. Robertson, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Members of Noble Corporation to be held on May 1, 2008, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED †FOR□ APPROVAL OF ITEMS 1 AND 2. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

(Continued and to be signed and dated on the reverse side)

SEE REVERSE SIDE

THERE ARE THREE WAYS TO DELIVER YOUR VOTING INSTRUCTIONS

TELEPHONE
This method is available for residents of U.S. and Canada. On a touch tone telephone, call **TOLL FREE 1-866-628-8859**, 24 hours a day, 7 days a week. You will be prompted to provide your unique †Control Number shown below. Have your Voting Instruction Card ready, then follow the prerecorded instructions. Available until 5:00 p.m. Eastern Time on Wednesday, April 30, 2008.

INTERNET
Visit the Internet website at **www.proxyonline.com**. Enter the unique †Control Number shown below and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m. Eastern Time on Wednesday, April 30, 2008.

MAIL
Simply complete, sign and date your Voting Instruction Card and return it in the postage-paid envelope. If you are delivering voting instructions by telephone or the Internet, please do not mail your Voting Instruction Card.

CONTROL NUMBER

TO DELIVER YOUR VOTING INSTRUCTIONS BY MAIL, PLEASE DETACH VOTING INSTRUCTION CARD HERE

☒ Please mark votes as in this example

	FOR all nominees listed below (except as marked to the contrary below)	**WITHHOLD AUTHORITY** to vote for all nominees as listed below
Item 1. Election of Directors. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE €FOR„ THE ELECTION OF THE NOMINEES LISTED BELOW.**	☐	☐

LAWRENCE J. CHAZEN
MARY P. RICCIARDELLO

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

____

	FOR	**AGAINST**	**ABSTAIN**
Item 2. Approval of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2008V **THE BOARD OF DIRECTORS RECOMMENDS A VOTE €FOR„ APPROVAL.**	☐	☐	☐

Change of address and/or comments? Mark here. ☐

Date: ______________________________, 2008

____
Signature(s) of 401(k) Plan Participant

This voting instruction card should be signed exactly as your name appears hereon.

Voting instructions must be indicated [X] in black or blue ink.

(Please complete, date and sign this voting instruction card and return it promptly in the enclosed postage prepaid envelope.)

PLEASE DETACH VOTING INSTRUCTION CARD HERE

NOBLE CORPORATION

VOTING INSTRUCTION CARD FOR ORDINARY SHARES

Voting Instructions Solicited on Behalf of the Board of Directors.

The undersigned hereby instructs the trustee to vote, as designated below, all Ordinary Shares of Noble Corporation that are credited to the account(s) of the undersigned (whether or not vested) in the Noble Drilling Corporation 401(k) Savings Plan at the Annual Ge neral Meeting of Members of Noble Corporation to be held on May 1, 2008, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN (†401(k) PLAN□) IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED 401(k) PLAN PARTICIPANT. IF THIS VOTING INSTRUCTIO N CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED †FOR□APPROVAL OF ITEMS 1 AND 2.

(Continued and to be signed and dated on the reverse side)

SEE REVERSE SIDE